UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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BBX Capital, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BBX Capital, Inc.

201 East Las Olas Blvd., Suite 1900

Fort Lauderdale, Florida 33301

April 18, 2022

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of BBX Capital, Inc. (the “Company”), which will be held on May 17, 2022 at 1:00 p.m., Eastern time, in the 10th floor conference room at the Company’s principal executive offices located at 201 East Las Olas Boulevard, Fort Lauderdale, Florida 33301.

Please read these materials so that you will know what we plan to do at the Annual Meeting. Also, please sign and return the accompanying proxy card in the postage-paid envelope or otherwise transmit your voting instructions as described on the accompanying proxy card. This way, your shares will be voted as you direct even if you cannot attend the Annual Meeting.

On behalf of your Board of Directors, I would like to express our appreciation for your continued support.

Sincerely,

Alan B. Levan
Chairman of the Board of Directors

BBX Capital, Inc.

201 East Las Olas Blvd., Suite 1900

Fort Lauderdale, Florida 33301

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on May 17, 2022

Notice is hereby given that the Annual Meeting of Shareholders of BBX Capital, Inc. (the “Company”) will be held in the 10th floor conference room at the Company’s principal executive offices located at 201 East Las Olas Boulevard, Fort Lauderdale, Florida 33301, on May 17, 2022, commencing at 1:00 p.m., Eastern time, for the following purposes:

1.   To elect twelve directors to the Company’s Board of Directors for a term expiring at the Company’s 2023 Annual Meeting of Shareholders.

2.   To approve an amendment to the BBX Capital, Inc. 2021 Incentive Plan (the “Incentive Plan”) to increase the number of shares of the Company’s Class A Common Stock available for grant under the Incentive Plan from 900,000 shares to 1,700,000 shares, resulting in an increase in the total number of shares of the Company’s Class A Common Stock and Class B Common Stock available for grant under the Incentive Plan from 1,200,000 shares to 2,000,000 shares.

3.   To transact such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

The matters listed above are more fully described in the Proxy Statement that forms a part of this Notice of Meeting.

Only record holders of the Company’s Class A Common Stock or Class B Common Stock at the close of business on April 8, 2022 are entitled to notice of, and to vote at, the Annual Meeting.

Sincerely yours,

Alan B. Levan
Chairman of the Board of Directors

Fort Lauderdale, Florida

April 18, 2022

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. THEREFORE, EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED OR OTHERWISE TRANSMIT YOUR VOTING INSTRUCTIONS AS DESCRIBED ON THE ENCLOSED PROXY CARD. NO POSTAGE IS REQUIRED FOR THE PROXY CARD IF MAILED IN THE UNITED STATES.

BBX Capital, Inc.

201 East Las Olas Blvd., Suite 1900

Fort Lauderdale, Florida 33301

PROXY STATEMENT

The Board of Directors of BBX Capital, Inc. (the “Company”) is soliciting proxies to be used at the Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held in the 10th floor conference room at the Company’s principal executive offices located at 201 East Las Olas Boulevard, Fort Lauderdale, Florida 33301, on May 17, 2022 at 1:00 p.m., Eastern time, and at any and all postponements or adjournments of the Annual Meeting, for the purposes set forth in the accompanying Notice of Meeting.

This Proxy Statement and the accompanying Notice of Meeting and proxy card are first being mailed to shareholders on or about April 18, 2022.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

At the Annual Meeting, shareholders will be asked to consider and vote upon the election of twelve directors to the Company’s Board of Directors, each for a term expiring at the Company’s 2023 Annual Meeting of Shareholders, and to approve an amendment to the BBX Capital, Inc. 2021 Incentive Plan (the “Incentive Plan”) to increase the number of shares of the Company’s Class A Common Stock available for grant under the Incentive Plan from 900,000 shares to 1,700,000 shares, resulting in an increase in the total number of shares of the Company’s Class A Common Stock and Class B Common Stock available for grant under the Incentive Plan from 1,200,000 shares to 2,000,000 shares. Although the Board of Directors is not aware of any other matters to be presented at the Annual Meeting, if any other matters are properly brought before the Annual Meeting, shareholders will be asked to consider and vote upon such matters. Also, management will report on the Company’s business and performance and respond to appropriate questions from shareholders, as described in further detail below.

Who is entitled to vote at the meeting?

Record holders of the Company’s Class A Common Stock and record holders of the Company’s Class B Common Stock as of the close of business on April 8, 2022 (the “Record Date”) may vote at the Annual Meeting. As of the close of business on the Record Date, 12,379,965 shares of the Company’s Class A Common Stock and 3,871,866 shares of the Company’s Class B Common Stock were outstanding and, thus, will be eligible to vote at the Annual Meeting.

What are the voting rights of the holders of Class A Common Stock and Class B Common Stock?

Holders of the Company’s Class A Common Stock and Class B Common Stock will vote as one class on each of the election of directors and the proposal to approve the amendment to the Incentive Plan. Additionally, in most cases, holders of the Company’s Class A Common Stock and Class B Common Stock will vote as one class on any other matters properly brought before the Annual Meeting. Holders of the Company’s Class A Common Stock are entitled to one vote per share on each matter, with all holders of the Company’s Class A Common Stock having in the aggregate 22% of the general voting power. The number of votes represented by each share of the Company’s Class B Common Stock, which represents in the aggregate 78% of the general voting power, is calculated in accordance with the Company’s Articles of Incorporation. At this year’s Annual Meeting, each outstanding share of the Company’s Class B Common Stock will be entitled to 11.34 votes on each matter.

What constitutes a quorum?

The presence at the Annual Meeting, virtually in person or by proxy, of the holders of shares representing a majority of the aggregate voting power (as described above) of the Company’s Class A Common Stock and Class B Common Stock outstanding as of the close of business on the Record Date will constitute a quorum.

What is the difference between a shareholder of record and a “street name” holder?

If your shares are registered directly in your name with American Stock Transfer & Trust Company, LLC (“AST”), the Company’s stock transfer agent, you are considered the shareholder of record with respect to those shares. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares but not the shareholder of record, and your shares are held in “street name.”

How do I vote my shares?

Record shareholders. If you are a shareholder of record, you can give a proxy to be voted at the Annual Meeting by mailing the enclosed proxy card. If you return your proxy card by mail, please ensure you leave enough time for your proxy card to be mailed and received. Shareholders of record may also vote by telephone or the Internet as described on the enclosed proxy card. In addition, shareholders of record may attend and vote their shares in person at the Annual Meeting. Even if you plan to attend the Annual Meeting, you are encouraged to vote in advance by telephone or the Internet, or by signing, dating and returning the enclosed proxy card, so that your vote will be counted if you later decide not to, or are otherwise unable to, attend the Annual Meeting.

“Street name” holders. If you hold your shares in “street name,” you will receive instructions from your broker, bank or other nominee as to how to vote your shares or submit instructions to vote your shares. You should instruct your broker, bank or other nominee how to vote your shares by following the directions provided by your broker, bank or other nominee. If you return your voting instruction form by mail, please ensure you leave enough time for your voting instruction form to be received by the deadline provided by your broker, bank or other nominee. If you are a “street name” holder, you may vote the shares beneficially held by you through your broker, bank or other nominee in person at the Annual Meeting only if you obtain a legal proxy from your broker, bank or other nominee giving you the legal right to vote the shares at the Annual Meeting.

What are my choices when voting?

With respect to the election of directors, you may vote for all of the director nominees, or your vote may be withheld with respect to one or more of the director nominees. The proposal related to the election of directors is described in this Proxy Statement beginning on page 10.

In addition, you may vote for or against, or abstain from voting on, the proposal to approve the amendment to the Incentive Plan. The proposal to approve the amendment to the Incentive Plan is described in this Proxy Statement beginning on page 22.

What are the Board’s voting recommendations?

The Board of Directors recommends that you vote your shares FOR ALL of the director nominees and FOR the proposal to approve the amendment to the Incentive Plan.

What if I do not specify on my proxy card how I want my shares voted?

If you execute and mail in your proxy card but do not specify on your proxy card how you want to vote your shares, your shares will be voted FOR ALL of the director nominees and FOR the proposal to approve the amendment to the Incentive Plan. Although the Board of Directors is not aware of any other matters to be presented at the Annual Meeting, if any other matters are properly brought before the Annual Meeting, the individuals named in the enclosed proxy card (or their substitutes if they are unavailable) will vote the proxies in accordance with their judgment on those matters.

Can I change my vote or revoke my proxy?

Yes. You can change your vote or revoke your proxy at any time before your proxy is voted at the Annual Meeting. If you are the record owner of your shares, you can revoke your proxy by sending a signed written notice to the Company’s Secretary stating that you would like to revoke your proxy. Record holders can change their vote by submitting a new valid proxy bearing a later date, transmitting new voting instructions by telephone or the Internet, or by attending and voting their shares in person at the Annual Meeting. However, attendance at the Annual Meeting will not, in and of itself, constitute revocation of a previously executed proxy.

If you are not the record owner of your shares and your shares are held in “street name,” you must contact your broker, bank or other nominee to find out how to change your vote.

What vote is required for a proposal to be approved?

The Company’s directors are elected by plurality vote, meaning that the twelve director nominees receiving the greatest number of votes for election will be elected. A properly executed proxy marked to withhold a vote with respect to the election of one or more director nominees will not be voted with respect to the nominee or nominees indicated, although it will be counted for purposes of determining whether or not a quorum exists.

With respect to the proposal to approve the amendment to the Incentive Plan, the affirmative vote of a majority of the votes cast on the proposal by holders of the Company’s Class A Common Stock and Class B Common Stock as one class will be required for approval. Since abstentions are treated for these purposes as votes cast on the proposal, abstentions will effectively count as votes against the amendment.

Assuming a quorum is present, failures to vote will not have any impact on either proposal.

If my shares are held in street name, will my broker, bank or other nominee vote my shares for me?

No. If you hold your shares in “street name” through a broker, bank or other nominee, whether your broker, bank or other nominee may vote your shares in its discretion depends on the proposals before the Annual Meeting. Neither of the proposals expected to be considered at the Annual Meeting is a proposal on which your broker, bank or other nominee will have discretion to vote your shares at the Annual Meeting if you do not provide voting instructions.

What are broker non-votes?

When a broker, bank or other nominee has discretion to vote on one or more proposals at a meeting, or a “routine matter,” but does not have discretion to vote on other matters at the meeting, or “non-routine matters,” the broker, bank or other nominee will inform the inspector of election that it does not have the authority to vote on the “non-routine matters” with respect to shares held for beneficial owners which did not provide voting instructions with respect to the “non-routine matters.” This is generally referred to as a “broker non-vote.” Because brokers, banks and other nominees will not have discretion to vote on any items of business at the Annual Meeting if they have not received voting instructions from their clients, there will not be broker non-votes on any matter presented at the Annual Meeting.

Are there any other matters to be acted upon at the Annual Meeting?

The Company does not know of any other matters to be presented or acted upon at the Annual Meeting. If any other matter is presented at the Annual Meeting on which a vote may properly be taken, the shares represented by proxies will be voted in accordance with the judgment of the person or persons voting those shares.

CORPORATE GOVERNANCE

Pursuant to the Company’s Bylaws and Florida law, the Company’s business and affairs are managed under the direction of the Company’s Board of Directors. Directors are kept informed of the Company’s business through discussions with management, including the Company’s Chairman, the Company’s Chief Executive Officer and other senior officers of the Company, by reviewing materials provided to them, and by participating in meetings of the Board of Directors and its committees.

Composition of the Board of Directors

The Company’s Bylaws provide that its Board of Directors will consist of no less than three or more than sixteen directors, and for each director to serve for a term expiring at the Company’s next annual meeting of shareholders. The specific number of directors is set from time to time by resolution of the Board. The Company’s Board of Directors currently consists of twelve directors, who are Alan B. Levan, Chairman, John E. Abdo, Vice Chairman, Jarett S. Levan, Seth M. Wise, Marcia Barry-Smith, Norman H. Becker, Andrew R. Cagnetta, Jr., Steven M. Coldren, Gregory A. Haile, Willis N. Holcombe, Anthony P. Segreto and Neil Sterling.

Determination of Director Independence

The Company’s Board of Directors has determined that Marcia Barry-Smith, Norman H. Becker, Andrew R. Cagnetta, Jr., Steven M. Coldren, Gregory A. Haile, Willis N. Holcombe, Anthony P. Segreto and Neil Sterling, who together comprise a majority of the Board, are independent under applicable rules and regulations of the SEC. The Board made such independence determinations using the definition of independence set forth in the listing standards of the New York Stock Exchange and based on a review of transactions and relationships between each director or any member of his or her immediate family, on the one hand, and the Company and its subsidiaries and affiliates, on the other hand, as well as transactions and relationships between each director or his affiliates, on the one hand, and members of the Company’s senior management or their affiliates, on the other hand. To assist the Board in making its independence determinations, the Board adopted the following categorical standards of relationships that, in the Board’s opinion, do not constitute material relationships that impair a director’s independence: (i) serving on third party boards of directors with other members of the Board; (ii) payments or charitable gifts by the Company to entities with which a director is an executive officer or employee where such payments do not exceed the greater of $1 million annually or 2% of such entity’s consolidated gross revenues for the applicable year; and (iii) investments by directors in common with each other or the Company. In addition, the Board discussed and considered that Mr. Becker serves on the Board of Directors and Audit and Compensation Committees of Bluegreen Vacations Holding Corporation (“BVH”). BVH was the parent of the Company prior to its spin-off of the Company on September 30, 2020, at which time the Company became a separate publicly-traded company. With respect to Mr. Coldren, the Board discussed and considered that he is the President of Business Information Systems, Inc., a company which currently leases (and, since 1985, has leased) approximately 6,000 square feet of office space from Abdo Companies, Inc., of which John E. Abdo, the Company’s Vice Chairman, is President. The annual rent under the lease is $140,000, which the Board was advised is at the current market rate. The Board also discussed and considered that Mr. Haile is the President of Broward College and a member of the Board of Directors of the Broward College Foundation, and that, during 2019, 2020 and 2021, BBX Capital Foundation, an affiliated not-for-profit entity, made total contributions of $20,000, $20,000 and $11,500, respectively, to the Broward College and Broward College Foundation. The Board determined that each such relationship and transaction described above did not constitute a material relationship or transaction that would impair the director’s independence.

Committees of the Board of Directors and Meeting Attendance

The Board of Directors has established Audit, Compensation and Nominating/Corporate Governance Committees. The Board has adopted a written charter for each of these committees and Corporate Governance Guidelines that address the make-up and functioning of the Board. The Board has also adopted a Code of Business Conduct and Ethics that applies to all of the Company’s directors, officers and employees. The committee charters, Corporate Governance Guidelines and Code of Business Conduct and Ethics are posted in the “Investor Relations” section of the Company’s website at www.bbxcapital.com, and each is available in print, without charge, to shareholders.

The Board met fourteen times during the year ended December 31, 2021. Each member of the Board of Directors attended at least 75% of the total number of meetings of the Board and committees on which he or she served. Ms. Barry-Smith was appointed to the Company’s Board of Directors during September 2021 and attended all meetings of the Board held following her appointment. The Company has no formal policy requiring directors to attend the Company’s annual meeting of shareholders. Nine of the Company’s then serving directors attended the Company’s 2021 Annual Meeting of Shareholders.

The Audit Committee

The members of the Audit Committee are Norman H. Becker, Chairman, Andrew R. Cagnetta, Jr., Steven M. Coldren, and Gregory A. Haile. The Board has determined that each member of the Audit Committee is “financially literate” and “independent” within the meaning of applicable SEC rules and regulations. The Board also determined that Mr. Becker qualifies as an “audit committee financial expert,” as defined under Item 407 of Regulation S-K promulgated by the SEC.

The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the Company’s independent auditor. Additionally, the Audit Committee assists Board oversight of: (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the qualifications, performance, and independence of the Company’s independent auditor; and (iv) the performance of the Company’s internal audit function. In connection with these oversight functions, the Audit Committee receives reports from, and meets with, the Company’s internal audit group, management, and independent auditor. The Audit Committee receives information concerning the Company’s internal control over financial reporting and any significant deficiencies or material weaknesses in such control and has adopted a complaint monitoring procedure that enables confidential and anonymous reporting to the Audit Committee of concerns regarding questionable accounting or auditing matters. The Audit Committee is also responsible for reviewing and, if it determines to be advisable, approving related party transactions involving the Company and its directors or executive officers, or their immediate family members, which present issues regarding financial or accounting matters.

The Audit Committee met seven times during the year ended December 31, 2021.

The Compensation Committee

The members of the Compensation Committee are Neil Sterling, Chairman, Steven M. Coldren, and Willis N. Holcombe. The Board has determined that each member of the Compensation Committee is “independent” under applicable rules and regulations of the SEC.

The Compensation Committee provides assistance to the Board in fulfilling its responsibilities relating to the compensation of the Company’s executive officers. It reviews and determines the compensation of the Company’s executive officers, including the Chief Executive Officer. The Compensation Committee also administers the Company’s Incentive Plan, which is the Company’s equity-based compensation plan.

Pursuant to its charter, the Compensation Committee has the authority to retain consultants to assist the Compensation Committee in its evaluation of executive compensation, as well as the authority to approve any such consultant’s fees and retention terms. No compensation consultants were engaged during the year ended December 31, 2021.

The Compensation Committee met three times during the year ended December 31, 2021.

The Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee is comprised of Steven M. Coldren, Chairman, Andrew R. Cagnetta, Jr., Gregory A. Haile, Anthony P. Segreto, and Neil Sterling. The Board has determined that each member of the Nominating/Corporate Governance Committee is “independent” under applicable rules and regulations of the SEC.

The Nominating/Corporate Governance Committee is responsible for: (i) assisting the Board in identifying individuals qualified to become directors; (ii) making recommendations of candidates for directorships; (iii) developing and recommending to the Board a set of corporate governance principles for the Company; (iv) overseeing the evaluation of the Board and management; (v) overseeing the selection, composition and evaluation of Board committees; and (vi) overseeing the management continuity and succession planning process. In addition, the Nominating/Corporate Governance Committee is responsible for reviewing and, if it determines to be advisable, approving related party transactions involving the Company and its directors or executive officers, or their immediate family members, other than those presenting issues regarding financial or accounting matters, the review and approval of which has been delegated to the Audit Committee.

The Nominating/Corporate Governance Committee met five times during the year ended December 31, 2021.

The Nominating/Corporate Governance Committee reviews annually the composition of the Board of Directors and the ability of its current members to continue effectively as directors. Absent special circumstances or a change in the criteria for Board membership, the Nominating/Corporate Governance Committee will generally re-nominate incumbent directors who continue to be qualified for Board service and are willing to continue as directors. If the Nominating/Corporate Governance Committee thinks it is in the Company’s best interest to nominate a new individual for director or fill a vacancy on the Board which may exist from time to time, the Nominating/Corporate Governance Committee will seek out potential candidates for Board appointments who meet the criteria for selection as a nominee and have the specific qualities or skills being sought as follows. Generally, the Nominating/Corporate Governance Committee will identify candidates for directorships through the business and other organization networks of the directors and management. Candidates for director will be selected on the basis of the contributions the Nominating/Corporate Governance Committee believes that those candidates can make to the Board and to management and on such other qualifications and factors as the Nominating/Corporate Governance Committee considers appropriate. Board candidates must have a reputation for honesty and integrity, strength of character, mature judgment and experience in positions with a high degree of responsibility. In addition to reviewing a candidate’s background and accomplishments, candidates for director are reviewed in the context of the current composition of the Board and the evolving needs of the Company. While the Board does not have a formal diversity policy and the Nominating/Corporate Governance Committee does not follow any ratio or formula with respect to diversity in order to determine the appropriate composition of the Board, the Board prefers a mix of background and experience among its members. Accordingly, pursuant to the Company’s Corporate Governance Guidelines, the Nominating/Corporate Governance Committee, when assessing potential new directors, may seek individuals from diverse professional backgrounds who provide a broad range of skills, experience and expertise relevant to the Company’s business. The goal of this process is to assemble a group of Board members with deep, varied experience, sound judgment, and commitment to the Company’s success. The Company also requires that its Board members be able to dedicate the time and resources sufficient to allow for the diligent performance of their duties on the Company’s behalf, including attending Board and applicable committee meetings. If the Nominating/Corporate Governance Committee believes a candidate would be a valuable addition to the Board, it will recommend the candidate’s election to the full Board. The Nominating/Corporate Governance Committee recommended the appointment of Marcia Barry-Smith to the Board of Directors during September 2021 and has recommended the election of all twelve of the Company’s incumbent directors at the Annual Meeting.

Under the Company’s Bylaws, nominations for directors may be made only by or at the direction of the Board of Directors, or by a shareholder entitled to vote who delivers written notice (along with certain additional information specified in the Company’s Bylaws) not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of shareholders. However, if the date of the Company’s annual meeting of shareholders changes by more than 30 days from the date of the preceding year’s annual meeting of shareholders, written notice of a director nomination must be received by the Company within ten days after the Company first mails notice of or publicly discloses the date of the annual meeting of shareholders. For the Company’s 2023 Annual Meeting of Shareholders, the Company must receive shareholder notice of a director nomination (i) between January 17, 2023 and February 16, 2023 or (ii) if the Company’s 2023 Annual Meeting of Shareholders is held more than 30 days before or after May 17, 2023, within ten days after the Company first mails notice of or publicly discloses the date of the meeting.

Leadership Structure

The business of the Company is managed under the direction of the Board, which is elected by the Company’s shareholders, subject to the right of the Board to appoint directors to fill vacancies on the Board which may exist from time to time, including due to an increase in the size of the Board or due to director resignations. The fundamental responsibility of the Board is to lead the Company by exercising its business judgment to act in what each director believes to be the best interests of the Company and its shareholders.

Alan B. Levan serves as Chairman of the Company’s Board of Directors. Jarett S. Levan, Mr. Alan Levan’s son, serves as Chief Executive Officer and President of the Company and as a director of the Company. The Board believes that separating the Chairman and Chief Executive Officer positions of the Company at this time provides the Company with the appropriate foundation to pursue its strategic and operational objectives, while maintaining effective oversight and objective evaluation of the Company’s performance.

Risk Oversight

The Board is responsible for overseeing management and the business and affairs of the Company, which includes the oversight of risk. In exercising its oversight, the Board has allocated some areas of focus to its committees and has retained areas of focus for itself. Pursuant to its charter, the Audit Committee is responsible for efforts designed to provide the Board with the information and resources to assess management’s handling of the Company’s approach to risk management. The Audit Committee also has oversight responsibility for the Company’s financial risk (such as accounting, finance, internal control and tax strategy), and the Audit Committee or the full Board receives and reviews, as appropriate, the reports of the Company’s internal audit group regarding the results of its annual Company-wide risk assessment and internal audit plan. Reports of all internal audits are provided to the Audit Committee. The Compensation Committee oversees compliance with the Company’s executive compensation plans and related laws and policies. The Nominating/Corporate Governance Committee oversees compliance with governance-related laws and policies, including the Company’s Corporate Governance Guidelines. The Board as a whole has responsibility for overseeing management’s handling of the Company’s strategic and operational risks. Senior management reports to the Board on the risks that management believes may be material to the Company, including those disclosed in the Company’s reports filed with the SEC. The goal of these processes is to achieve serious and thoughtful Board-level attention to the nature of the material risks faced by the Company and the adequacy of the Company’s risk management processes and systems. While the Board recognizes that the risks which the Company faces are not static and that it is not possible to identify or mitigate all risk and uncertainty all of the time, the Board believes that the Company’s approach to managing its risks provides the Board with a foundation and oversight perspective with respect to management of the material risks facing the Company.

Executive Sessions of Non-Management Directors

During the year ended December 31, 2021, the Company’s non-management directors met twice in executive sessions of the Board in which management directors and other members of management did not participate. Neil Sterling is the presiding director for executive sessions of non-management directors. Future meetings of non-management directors are scheduled to be held at least annually, and the non-management directors may schedule additional meetings without management present as they determine.

Communications with the Board of Directors and Non-Management Directors

Interested parties who wish to communicate with the Board of Directors, any individual director or the non-management directors as a group can write to the Company at 201 East Las Olas Blvd., Suite 1900, Fort Lauderdale, Florida 33301, Attn: Secretary. If the person submitting the letter is a shareholder, the letter should include a statement indicating such. Depending on the subject matter, the Company will:

●	forward the letter to the director or directors to whom it is addressed;

●	attempt to handle the inquiry directly if it relates to routine or ministerial matters, including requests for information; or

●	not forward the letter if it is primarily commercial in nature or if it is determined to relate to an improper or irrelevant topic.

A member of management will, at each meeting of the Board, present a summary of all letters received since the last meeting that were not forwarded to the Board and will make those letters available to the Board upon request.

Code of Ethics

The Company has a Code of Business Conduct and Ethics that applies to all of its directors, officers and employees, including the Company’s principal executive officer, principal financial officer, and principal accounting officer. The Code of Business Conduct and Ethics is posted in the “Investor Relations” section of the Company’s website at www.bbxcapital.com. The Company will post amendments to or waivers from the Code of Business Conduct and Ethics (to the extent applicable to the Company’s principal executive officer, principal financial officer, or principal accounting officer) on its website.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of the copies of the forms furnished to the Company and written representations that no other reports were required, the Company believes that all filing requirements under Section 16(a) of the Exchange Act applicable to its officers, directors and greater than 10% beneficial owners were complied with on a timely basis during the year ended December 31, 2021.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

The Company’s Bylaws provide that the Board of Directors shall consist of no less than three or more than sixteen directors, and for each director to serve for a term expiring at the Company’s next annual meeting of shareholders. The specific number of directors is set from time to time by resolution of the Board. As described above, the Board of Directors currently consists of twelve directors.

All twelve of the Company’s current directors have been nominated for election at the Annual Meeting to serve for a term expiring at the Company’s 2023 Annual Meeting of Shareholders. Each of the director nominees was recommended for election by the Nominating/Corporate Governance Committee and has consented to serve for his term. If any director nominee should become unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board. Except as otherwise indicated, no director nominee has had any change in principal occupation or employment during the past five years.

Directors Standing for Election

ALAN B. LEVAN	Director since 2020

Mr. Alan Levan, age 77, was appointed Chairman of the Company’s Board of Directors in connection with the Company’s spin-off from BVH during September 2020. Mr. Alan Levan is also the Chairman of BVH’s Board of Directors, as well as its Chief Executive Officer and President. Mr. Alan Levan has been BVH’s Chairman and Chief Executive Officer since 2017, and he was appointed President of BVH in connection with BVH’s spin-off of the Company during September 2020. Mr. Alan Levan has also served as Chief Executive Officer and President of Bluegreen Vacations Corporation (“Bluegreen”), a wholly owned subsidiary of BVH and leading vacation ownership company, since January 1, 2020 and as Chairman of the Board of Bluegreen since May 2017. From 1994 until December 2015, Mr. Alan Levan was also Chairman and Chief Executive Officer of BBX Capital Corporation (formerly BankAtlantic Bancorp, Inc.), which merged with and into a wholly owned subsidiary of BVH during December 2016 (the “BVH Merger”). In addition, Mr. Alan Levan served as Chairman of BankAtlantic from 1987 until July 2012 when BankAtlantic was sold to BB&T Corporation (“BB&T”). The Company’s Board of Directors believes that Mr. Alan Levan is a strong operating executive and that his proven leadership skills enhance the Company and its Board of Directors. The Board also believes that Mr. Alan Levan, as Chairman, provides the Company’s Board of Directors with critical insight regarding the Company’s business and prospects. Mr. Alan Levan is the father of Jarett S. Levan, who is the Chief Executive Officer, President, and a director of the Company.

JOHN E. ABDO	Director since 2020

John E. Abdo, age 78, was appointed Vice Chairman of the Company’s Board of Directors in connection with the Company’s spin-off from BVH during September 2020. Mr. Abdo is also Vice Chairman of BVH’s Board of Directors. Mr. Abdo has served as Vice Chairman of BVH since 1993. Effective October 1, 2020, he became executive Vice Chairman of Bluegreen after serving in a non-executive capacity since 2002. Mr. Abdo served as Vice Chairman of BBX Capital Corporation (formerly BankAtlantic Bancorp, Inc.) prior to the BVH Merger and as Vice Chairman of BankAtlantic from 1987 until the completion of the sale of BankAtlantic to BB&T during July 2012. Mr. Abdo is also President of Abdo Companies, Inc., a member of the Board of Directors of the Performing Arts Center Authority (“PACA”) and the former President, and a current member of the Investment Committee and Finance Committee, of the Broward Performing Arts Foundation. Mr. Abdo also served as a director of Benihana until August 2012, including serving as Vice Chairman of the Board of Benihana from 2009 through August 2012. The Company’s Board of Directors believes that it benefits from Mr. Abdo’s contributions, including those relating to his extensive experience as part of the Florida business community and his knowledge of the Company’s business and affairs. The Company’s Board of Directors also believes that Mr. Abdo’s real estate background enables him to provide additional knowledge and perspective to the Board.

JARETT S. LEVAN	Director since 2020

Jarett S. Levan, age 48, was appointed Chief Executive Officer and President of the Company and as a director of the Company in connection with the Company’s spin-off from BVH during September 2020. Mr. Jarett Levan is also a director of BVH, serving on BVH’s Board of Directors since 2009, and he was President of BVH prior to its spin-off of the Company. From December 2015 to February 2017, he also served as Acting Chairman and Chief

Executive Officer of BVH. Mr. Jarett Levan also served as a director of Bluegreen since August 2017. He was a director of BBX Capital Corporation (formerly BankAtlantic Bancorp, Inc.) from 1999 until the completion of the BVH Merger in December 2016. Further, Mr. Jarett Levan was the President of BankAtlantic from 2005 to 2007 and was the Chief Executive Officer of BankAtlantic from January 2007 until July 2012 when BankAtlantic was sold to BB&T. Mr. Jarett Levan also serves as a director of Business for the Arts of Broward, the Broward Center for the Performing Arts, the Greater Fort Lauderdale Alliance, the Broward Workshop, the Broward College Foundation, and the Ambassadors Board of Nova Southeastern University. The Company’s Board of Directors believes that Mr. Jarett Levan’s operating and management experience, and his knowledge of the Company’s business, allow him to provide insight to the Board with respect to the Company’s business, affairs and prospects. Mr. Jarett Levan is the son of Alan B. Levan, who is the Company’s Chairman.

SETH M. WISE	Director since 2020

Seth M. Wise, age 52, was appointed Executive Vice President and as a director of the Company in connection with the Company’s spin-off from BVH during September 2020. Mr. Wise is President of BBX Capital Real Estate LLC (“BBX Capital Real Estate”), a wholly owned subsidiary of the Company, and Co-Chief Executive Officer of The Altman Companies, LLC (“The Altman Companies”), a joint venture in which the Company, indirectly through BBX Capital Real Estate, currently owns a 50% interest. Mr. Wise was a director and Executive Vice President of BVH prior to the spin-off of the Company. Mr. Wise has also served as a director of Bluegreen since August 2017. He was also Executive Vice President of BBX Capital Corporation (formerly BankAtlantic Bancorp, Inc.) from 2012 to 2016. The Company’s Board of Directors believes that Mr. Wise’s real estate-related experience and background enhance the Board’s knowledge with respect to the real estate industry and that the Board benefits from the insight he brings with respect to the Company’s operations and investments.

MARCIA BARRY-SMITH	Director since September 2021

Marcia Barry-Smith, age 77, was appointed to the Company’s Board of Directors during September 2021. Since 2012, Ms. Barry-Smith has served as President and Chief Executive Officer of MBS Consulting Services. Prior to joining MBS Consulting Services, Ms. Barry-Smith was employed in the banking industry for over 30 years, including serving as Senior Vice President and CRA Officer of BankAtlantic and Senior Vice President of Citizens Federal Bank. The Company’s Board of Directors believes that Ms. Barry-Smith provides valuable insight and expertise to the Board based on, among other things, her professional, business and financial acumen, including as a consultant to companies within a variety of industries as well as her experience in the banking industry. The Board also believes it benefits from Ms. Barry Smith’s relationships within the South Florida business community and her charitable endeavors.

NORMAN H. BECKER	Director since 2020

Norman H. Becker, age 84, was appointed to the Company’s Board of Directors in connection with the Company’s spin-off from BVH during September 2020 after serving as a director of BVH since 2016. Mr. Becker joined BVH’s Board of Directors in connection with the completion of the BVH Merger during December 2016 after serving as a director of BBX Capital Corporation (formerly BankAtlantic Bancorp, Inc.) since 2013. He also was a director of Bluegreen from 2003 to 2020. Mr. Becker is currently, and has been for more than eleven years, self-employed as a Certified Public Accountant. Mr. Becker was the Chief Financial Officer and Treasurer of Proguard Acquisition Corp., as well as a member of its Board of Directors, until his resignation from such positions during June 2012. Mr. Becker was previously a partner with Touche Ross & Co., the predecessor of Deloitte & Touche LLP, for more than ten years. The Company’s Board of Directors believes that Mr. Becker’s business, financial and accounting expertise allow him to provide valuable insight to the Board and that his accounting and financial knowledge make him a valuable resource for the Audit Committee.

ANDREW R. CAGNETTA, JR.	Director since 2020

Andrew R. Cagnetta Jr., age 56, was appointed to the Company’s Board of Directors in connection with the Company’s spin-off from BVH during September 2020 after serving as a director of BVH since 2018. Mr. Cagnetta is the Chief Executive Officer of Transworld Business Advisors, LLC, an international business brokerage firm headquartered in West Palm Beach, Florida. The Company’s Board of Directors believes that Mr. Cagnetta is a valuable asset to the Board based on his understanding of, and connections in, the Florida business market and his knowledge and experience with respect to business acquisitions and sales, including developments and trends with respect thereto, and other business and financial matters generally.

STEVEN M. COLDREN	Director since 2020

Steven M. Coldren, age 73, was appointed to the Company’s Board of Directors in connection with the Company’s spin-off from BVH during September 2020 after serving as a director of BVH since 2016. Mr. Coldren joined BVH’s Board of Directors in connection with the completion of the BVH Merger during December 2016 after serving as a director of BBX Capital Corporation (formerly BankAtlantic Bancorp, Inc.) since 1986. Mr. Coldren is the President/Founder of Business Information Systems, Inc., a distributor of commercial recording systems since 1982. Until 2004, Mr. Coldren was also Chairman of Medical Information Systems, Corp., a distributor of hospital computer systems. The Company’s Board of Directors believes that Mr. Coldren’s business and financial experience as the President/Founder of Business Information Systems, Inc. and Chairman of Medical Information Systems Corp., combined with his knowledge of the Company’s business as a consequence of his long history of service as a director of BVH and its predecessors, is valuable to the Board.

GREGORY A. HAILE	Director since 2020

Gregory A. Haile, age 43, was appointed to the Company’s Board of Directors in connection with the Company’s spin-off from BVH during September 2020 after serving as a director of BVH since 2019. Mr. Haile has served as the President of Broward College since July 2018. From September 2011 to June 2018, he was the General Counsel and Vice President for Public Policy and Government Affairs for Broward College. Prior to joining Broward College, Mr. Haile was an attorney in private practice. The Company’s Board of Directors believes that Mr. Haile provides valuable input and contributions to the Board based on, among other things, his leadership experience, relationships within and knowledge of the South Florida community, and significant history of board and committee service.

WILLIS N. HOLCOMBE	Director since 2020

Willis N. Holcombe, age 76, was appointed to the Company’s Board of Directors in connection with the Company’s spin-off from BVH during September 2020 after serving as a director of BVH since 2016. Dr. Holcombe joined BVH’s Board of Directors in connection with the completion of the BVH Merger during December 2016 after serving as a director of BBX Capital Corporation (formerly BankAtlantic Bancorp, Inc.) since 2003. Dr. Holcombe served as the Chancellor of the Florida College System from October 2007 until his retirement from that position in November 2011 and as interim President of Florida State College at Jacksonville from January 2013 through December 2013. He previously served as the President of Broward Community College from January 1987 until January 2004, as well as interim President from November 2006 to July 2007. Dr. Holcombe also served as a director on the Florida Prepaid College Board from January 2008 through November 2011. The Company’s Board of Directors believes that Dr. Holcombe’s academic background and management acumen, including his previous service as Chancellor of the Florida College System, give him a unique perspective to provide meaningful insight to the Board and that the Board also benefits from Dr. Holcombe’s knowledge of, and relationships within, the South Florida community.

ANTHONY P. SEGRETO	Director since 2020

Anthony P. Segreto, age 71, was appointed to the Company’s Board of Directors in connection with the Company’s spin-off from BVH during September 2020 after serving as a director of BVH since 2016. Mr. Segreto joined BVH’s Board of Directors in connection with the completion of the BVH Merger during December 2016 after serving as a director of BBX Capital Corporation (formerly BankAtlantic Bancorp, Inc.) since 2012 and an advisory director from 2009 until 2012. Mr. Segreto also served as a consultant to BankAtlantic from October 2009 until the completion of the sale of BankAtlantic to BB&T during July 2012. Mr. Segreto was an integral part of the South Florida NBC news team for 40 years where he was a well-respected reporter and anchor for both sports and news. He has also served on the boards of a number of nonprofit organizations, including as a member of the Board of Governors of the Huizenga School of Business and Entrepreneurship and the Community Foundation of Broward. The Company’s Board of Directors believes that it benefits from Mr. Segreto’s recognition, relationships and community involvement in Florida, as well as his business acumen.

NEIL STERLING	Director since 2020

Neil Sterling, age 70, was appointed to the Company’s Board of Directors in connection with the Company’s spin-off from BVH during September 2020 after serving as a director of BVH since 2003. Mr. Sterling has been the principal of The Sterling Resources Group, Inc., a business development consulting firm, since 1998. He is also the Founder and Chief Executive Officer of SRG Technology, LLC, a software development company. The Company’s Board of Directors believes that, as a result of his experience as an executive and business consultant and his resulting exposure to, and knowledge of, numerous companies and industries, Mr. Sterling is able to bring strategic insight to the Board. In addition, the Board believes that Mr. Sterling provides a valuable perspective resulting from his not-for-profit services as a former member of the Broward County School Board, Founding Chairperson of PACA, and member of the Florida Ethics Commission, among other charitable and not-for-profit services.

The Board of Directors Unanimously Recommends that Shareholders

Vote “For” the Election of Each of the Director Nominees.

IDENTIFICATION OF EXECUTIVE OFFICERS

The following individuals serve as the Company’s current executive officers:

Name	Position
Alan B. Levan	Chairman
John E. Abdo	Vice Chairman
Jarett S. Levan	Chief Executive Officer, President, and Director
Seth M. Wise	Executive Vice President and Director; President, BBX Capital Real Estate; Co-Chief Executive Officer, The Altman Companies
Brett Sheppard	Chief Financial Officer

The Company’s executive officers serve until they resign or are replaced or removed by the Board of Directors. Biographical information for Mr. Sheppard is set forth below. Biographical information for Mr. Alan Levan, Mr. Abdo, Mr. Jarett Levan, and Mr. Wise is set forth in “Proposal No. 1 – Election of Directors” above.

Brett Sheppard, age 38, was appointed Chief Financial Officer of the Company in connection with the Company’s spin-off from BVH during September 2020. Mr. Sheppard previously was the Chief Accounting Officer of BVH. He joined BVH in 2017 and was appointed its Chief Accounting Officer in August 2018. Prior to joining BVH, Mr. Sheppard served as Corporate Controller of Equity One, Inc. and as a Senior Auditor with Ernst & Young LLP. Mr. Sheppard is a Certified Public Accountant and holds an M.Pr.A. and B.B.A. in Accounting and Finance.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company may be deemed to be controlled by Alan B. Levan, the Company’s Chairman, John E. Abdo, the Company’s Vice Chairman, Jarett S. Levan, the Company’s Chief Executive Officer and President and a director of the Company, and Seth M. Wise, the Company’s Executive Vice President and a director of the Company. Together, they may be deemed to beneficially own shares of the Company’s Class A Common Stock and Class B Common Stock representing approximately 82% of the Company’s total voting power as of April 8, 2022. See “Security Ownership of Certain Beneficial Owners and Management” below for further information. Mr. Alan B. Levan serves as the Chairman, Chief Executive Officer and President of BVH, Mr. Abdo serves as Vice Chairman of BVH, Mr. Jarett Levan serves as a director and is the former President of BVH, and Mr. Wise serves as a director and is a former Executive Vice President of BVH. Alan B. Levan, John E. Abdo, Jarett S. Levan, and Seth M. Wise may also be deemed to control BVH through their ownership of shares of BVH’s Class A Common Stock and Class B Common Stock representing a majority of BVH’s total voting power.

Prior to the Company’s spin-off from BVH on September 30, 2020, expenses related to certain support functions paid for by BVH, including executive services, treasury, tax, accounting, legal, internal audit, human resources, public and investor relations, general management, shared information technology systems, corporate governance activities, and centralized managed employee benefit arrangements, were allocated to the Company on the basis of direct usage when identifiable, while the remainder of the expenses, including costs related to executive compensation, were allocated primarily on a pro rata basis of combined revenues and equity in earnings of unconsolidated joint ventures of BVH and its subsidiaries. Upon the consummation of the spin-off, all agreements with BVH were terminated and replaced with a Transition Services Agreement, Tax Matters Agreement, and Employee Matters Agreement.

The Transition Services Agreement generally sets out the respective rights, responsibilities and obligations of BVH and the Company with respect to the support services provided to one another after the spin-off to ensure an orderly transition. The Transition Services Agreement establishes a baseline charge for certain categories or components of services to be provided, which is at cost unless the parties mutually agree to a different charge. The Transition Services Agreement became effective on September 30, 2020 and will continue in effect until terminated by either party, in whole or with respect to one or more of the services provided thereunder, at any time upon thirty days prior written notice to the other party.

The Tax Matters Agreement generally sets out the respective rights, responsibilities, and obligations of BVH and the Company with respect to taxes (including taxes arising in the ordinary course of business and taxes incurred as a result of the spin-off), tax attributes, tax returns, tax contests, and certain other related tax matters. The Tax Matters Agreement allocates responsibility for the preparation and filing of certain tax returns (and the payment of taxes reflected thereon). Under the Tax Matters Agreement, BVH is generally liable for its own taxes and taxes of all of its subsidiaries (other than the taxes of the Company and its subsidiaries, for which the Company is liable) for all tax periods (or portion thereof) ending on September 30, 2020, the effective date of the spin-off. The Company is responsible for its taxes, including for taxes of its subsidiaries, as well as for taxes of BVH arising as a result of the spin-off and any transfer taxes incurred in the spin-off. Each of BVH and the Company will indemnify each other against any taxes to the extent paid by one party but allocated to the other party under the Tax Matters Agreement, or arising from any breach of its covenants thereunder, and related out-of-pocket costs and expenses.

The Employee Matters Agreement sets out the respective rights, responsibilities, and obligations of BVH and the Company with respect to the transfer of certain employees of the businesses of the Company and related matters, including benefit plans, terms of employment, retirement plans and other employment-related matters. Under the Employee Matters Agreement, the Company or its subsidiaries generally assumed or retained responsibility as employer of employees whose duties primarily relate to their respective businesses as well as all obligations and liabilities with respect thereto.

In connection with the spin-off, BVH also issued a $75.0 million note payable to the Company. The note accrues interest at a rate of 6% per annum and requires payments of interest only on a quarterly basis; provided, however, that interest payments may be deferred at the option of BVH, with interest on the entire outstanding balance thereafter to accrue at a cumulative, compounded rate of 8% per annum until such time as BVH is current on all accrued payments under the note, including deferred interest. All outstanding amounts under the note will become due and payable on September 30, 2025, or earlier upon certain events. During the year ended December 31, 2021, the Company recognized $4.5 million of interest income relating to accrued interest on the note from BVH. In December 2021, BVH made a $25.0 million prepayment of the note reducing the outstanding note balance from $75.0 million to $50.0 million.

For the year ended December 31, 2021, the Company paid $0.8 million to BVH for management advisory and employer provided medical insurance provided by BVH, and approximately $0.2 million of rent to BVH for office space provided by BVH, which in each case represents BVH’s actual cost of providing the services or space, as the case may be. The Company accrued $0.1 million of rent income from BVH at December 31, 2021 as BVH began renting office space from the Company in November 2021. The Company also received $0.6 million for providing risk management consulting services to Bluegreen for the year ended December 31, 2021.

For the year ended December 31, 2021, the Company received $0.3 million for providing management services to The Altman Companies and recognized $0.1 million of interest income on loans receivable from IT’SUGAR, a subsidiary of the Company, for the period beginning on January 1, 2021 to June 16, 2021, the period in 2021 when the Company did not consolidate IT’SUGAR.

During the year ended December 31, 2021, the Company paid Abdo Companies, Inc. approximately $160,000 for certain management services and rent. John E. Abdo, the Company’s Vice Chairman, is the principal shareholder and Chief Executive Officer of Abdo Companies, Inc.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes the compensation which was paid by the Company to, earned by or accrued by the Company on behalf of, Jarett S. Levan, the Company’s Chief Executive Officer and President, Alan B. Levan, the Company’s Chairman, John E. Abdo, the Company’s Vice Chairman, and Seth M. Wise, Executive Vice President of the Company (collectively, the “Named Executive Officers”), for the year ended December 31, 2021 and the three months ended December 31, 2020 following the Company’s spin-off from BVH on September 30, 2020. Information regarding compensation paid by BVH to, or accrued by BVH on behalf of, the Named Executive Officers for the period from January 1, 2020 through the completion of the spin-off on September 30, 2020 is not presented in the table below; however, such information has been included in the footnotes to the table.

Name and Principal Position	Year	Salary ($)	Bonus ($)(6)	Stock Awards ($)(11)	Non- Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Jarett S. Levan (2)	2021	900,000	900,000	2,120,000	—	32,350	(7)	3,952,350
Chief Executive Officer and President	2020 (1)	225,000	—	—	—	10,000		235,000
Seth M. Wise (3)	2021	900,000	900,000	2,120,000	—	26,550	(8)	3,946,550
Executive Vice President	2020 (1)	225,000	—	—	—	2,550		227,550
Alan B. Levan (4)	2021	400,000	800,000	1,628,026	—	182,237	(9)	3,010,263
Chairman of the Board of Directors	2020 (1)	100,000	—	—	—	6,336		106,336
John E. Abdo (5)	2021	400,000	800,000	1,628,026	—	165,408	(10)	2,993,434
Vice Chairman of the Board of Directors	2020 (1)	100,000	—	—	—	38,280		138,280

(1)	As described above, includes only the three months ended December 31, 2020 following the completion of the Company’s spin-off from BVH on September 30, 2020.

(2)	The amounts for Mr. Jarett Levan for 2020 do not include (i) cash compensation comprised of $692,308 of salary, $3,022,024 of cash bonuses, and $29,235 of other compensation received by Mr. Jarett Levan from BVH for the period from January 1, 2020 through the completion of BVH’s spin-off of the Company on September 30, 2020, or (ii) stock compensation comprised of 48,261 shares of BVH’s Class A Common Stock and 60,698 shares of BVH’s Class B Common Stock issued to Mr. Jarett Levan upon the acceleration of vesting of restricted stock awards of BVH in contemplation of the spin-off (for an aggregate value realized on vesting of $1,789,107).

(3)	The amounts for Mr. Wise for 2020 do not include (i) cash compensation comprised of $692,308 of salary, $3,022,024 of cash bonuses, and $23,300 of other compensation received by Mr. Wise from BVH for the period from January 1, 2020 through the completion of BVH’s spin-off of the Company on September 30, 2020, or (ii) stock compensation comprised of 48,261 shares of BVH’s Class A Common Stock and 60,698 shares of BVH’s Class B Common Stock issued to Mr. Wise upon the acceleration of vesting of restricted stock awards of BVH in contemplation of the spin-off (for an aggregate value realized on vesting of $1,789,107).

(4)	The amounts for Mr. Alan Levan for 2020 do not include (i) cash compensation comprised of $412,500 of salary, $5,691,548 of cash bonuses, and $179,425 of other compensation received by Mr. Alan Levan from BVH for the period from January 1, 2020 through the completion of BVH’s spin-off of the Company on September 30, 2020, or (ii) stock compensation comprised of 193,042 shares of BVH’s Class A Common Stock and 183,125 shares of BVH’s Class B Common Stock issued to Mr. Alan Levan upon the acceleration of vesting of restricted stock awards of BVH in contemplation of the spin-off (for an aggregate value realized on vesting of $6,176,662).

(5)	The amounts for Mr. Abdo for 2020 do not include (i) cash compensation comprised of $1,193,077 of salary, $7,591,548 of cash bonuses, and $241,080 of other compensation received by Mr. Abdo from BVH for the period from January 1, 2020 through the completion of BVH’s spin-off on September 30, 2020, or (ii) stock compensation comprised of 193,042 shares of BVH’s Class A Common Stock and 212,892 shares of BVH’s Class B Common Stock issued to Mr. Abdo upon the acceleration of vesting of restricted stock awards of BVH in contemplation of the spin-off (for an aggregate value realized on vesting of $6,665,436).

(6)	Includes the annual bonus payment paid to the applicable Named Executive Officer in respect of his annual bonus opportunity for 2021, as described in further detail under “Employment Agreements” below. In addition, the amount for each of Mr. Jarett Levan and Mr. Wise includes an additional $360,000 discretionary cash bonus approved by the Compensation Committee based on performance of the Company, including after taking into account the impact of the COVID-19 pandemic on the Company and the efforts of Mr. Jarett Levan and Mr. Wise to successfully navigate the Company through the pandemic.

(7)	Includes membership dues to community and professional organizations and matching contributions to the Company’s 401(k) plan.

(8)	Includes an automobile allowance, membership dues to community and professional organizations and matching contributions to the Company’s 401(k) plan.

(9)	Includes $135,567 of life and disability insurance premium payments, an automobile allowance of $25,344, membership dues to community and professional organizations, and matching contributions to the Company’s 401(k) plan.

(10)	Includes $159,523 of management fees and rent paid by the Company to Abdo Companies, Inc., of which Mr. Abdo is the principal shareholder and Chief Executive Officer, as well as matching contributions to the Company’s 401(k) plan.

(11)	On January 18, 2022, the Company granted restricted stock awards for services performed in 2021 of 205,029 shares of the Company’s Class B Common Stock to Mr. Jarett Levan and restricted stock awards of 205,029, 157,449 and 157,449 shares of the Company’s Class A Common Stock to Mr. Wise, Mr. Alan Levan and Mr. Abdo, respectively, in each case, under the Company’s Incentive Plan. These restricted stock awards are scheduled to vest in three equal annual installments beginning on October 1, 2022. The grant date fair value of the awards granted to each of Mr. Jarett Levan and Mr. Wise was $2,120,000. The grant date fair value of the awards granted to each of Mr. Alan Levan and Mr. Abdo was $1,628,026. The grant date fair value of the awards were calculated based on the market price of the Company’s Class A Common Stock on the grant date.

Employment Agreements

On May 21, 2021, the Company entered into employment agreements with each of its executive officers, including the Named Executive Officers. Under the terms of their respective employment agreements, each of the Named Executive Officers receives an annual base salary and is entitled to receive bonus payments under bonus plans established from time to time by the Compensation Committee or otherwise at the discretion of the Compensation Committee. The following table sets forth information regarding the base salary and annual bonus opportunity and payment of or for the Named Executive Officers for 2021.

Executive Officer	2021 Base Salary	2021 Annual Bonus Opportunity(1)	2021 Annual Bonus Payment(2)
Jarett S. Levan	$900,000	60%	$540,000 (3)
Seth M. Wise	$900,000	60%	$540,000 (3)
Alan B. Levan	$400,000	200%	$800,000
John E. Abdo	$400,000	200%	$800,000

(1)	Represents the Named Executive Officer’s bonus opportunity for 2021, stated as a percentage of his then-current base salary.

(2)	Represents the annual bonus actually paid to the Named Executive Officer in respect of his annual bonus opportunity for 2021 (the amount actually paid to the applicable Named Executive Officer in respect of his annual bonus opportunity being hereinafter referred to as the “Annual Bonus”). The Annual Bonus for Mr. Jarett Levan and Mr. Wise Annual Bonus was above the 2021 Annual Bonus Opportunity to compensate them for the Company’s outstanding performance in 2021 despite the impact of the COVID-19 pandemic.

(3)	As previously described, in addition to his Annual Bonus, each of Mr. Jarett Levan and Mr. Wise also received for 2021 an additional $360,000 discretionary cash bonus approved by the Compensation Committee based on the performance of the Company, including after taking into account the COVID-19 pandemic, and the efforts of Mr. Jarett Levan and Mr. Wise to successfully navigate the Company through the pandemic.

On February 15, 2022, the Compensation Committee approved increases in the annual base salaries of Alan B. Levan and John E. Abdo, and increases in the annual bonus opportunity of Jarett S. Levan and Seth M. Wise, in each case, effective beginning with the year ending December 31, 2022. The following table sets forth information regarding the base salary and annual bonus opportunity of the Named Executive Officers for 2022.

Executive Officer	2022 Base Salary	2022 Annual Bonus Opportunity(1)
Jarett S. Levan	$900,000	100%
Seth M. Wise	$900,000	100%
Alan B. Levan (2)	$750,000	200%
John E. Abdo (2)	$750,000	200%

(1)	Represents the Named Executive Officer’s bonus opportunity for 2022, stated as a percentage of his current base salary.

(2)	The increase in the base salary for each of Mr. Alan Levan and Mr. Abdo from $400,000 to $750,000 was effective as of February 15, 2022.

Each Named Executive Officer is also entitled to receive awards, including restricted stock awards, stock options, and performance-based cash awards, under the Company’s Incentive Plan and any other equity plans adopted by the Company in the future. See footnote 11 to the “Summary Compensation Table” above for information regarding the restricted stock awards granted to the Named Executive Officers on January 18, 2022. In addition, on February 15, 2022, the Compensation Committee approved annual restricted stock award opportunities for 2022 for the Company’s executive officers, including the opportunity for each of Mr. Jarett Levan and Mr. Wise to be granted up to $2,120,000 of restricted stock awards and the opportunity for each of Mr. Alan Levan and Mr. Abdo to be granted up to approximately $1,630,000 of restricted stock awards. Any such grants will be at the discretion of the Compensation Committee and, to the extent applicable, be subject to the approval of the proposed amendment to the Incentive Plan described herein. See “Proposal No. 2  — Approval of an Amendment to the BBX Capital, Inc. 2021 Incentive Plan” below.

Each employment agreement has an initial term of three years and provides for annual renewal terms unless either the applicable Named Executive Officer or the Company elects for the agreement to expire at the end of the then-current term or the agreement is earlier terminated as set forth below.

Each employment agreement may be terminated by the Company for “Cause” or “Without Cause” or by the applicable Named Executive Officer for “Good Reason” (as such terms are defined in the employment agreement). If an employment agreement is terminated by the Company for “Cause,” the applicable Named Executive Officer will be entitled to receive his base salary through the date of termination. If an employment agreement is terminated by the Company “Without Cause” or by the Named Executive Officer for “Good Reason,” the applicable Named Executive Officer will be entitled to receive (i) his base salary through the date of termination, (ii) the prorated portion of the Named Executive Officer’s Annual Bonus (based on the average Annual Bonus paid to him during the prior two fiscal years) through the date of termination, and (iii) the following severance payments. Each of Mr. Jarett Levan and Mr. Wise will be entitled to receive a severance payment in an amount equal to (a) 1.5 times the sum of his annual base salary and Annual Bonus opportunity at the date of termination or (b) 2 times the sum of his annual base salary and Annual Bonus opportunity at the date of termination if such termination occurs within two years after a “Change in Control” (as defined in the employment agreement). Each of Mr. Alan Levan and Mr. Abdo will be entitled to receive a severance payment in an amount equal to (a) 2 times the sum of his annual base salary and Annual Bonus opportunity at the date of termination or (b) 2.99 times the sum of his annual base salary and Annual Bonus opportunity at the date of termination if such termination occurs within two years after a “Change in Control.” In addition, if a Named Executive Officer’s employment agreement is terminated by the Company “Without Cause” or by the Named Executive Officer for “Good Reason,” the Company will be required to provide the Named Executive Officer with continued benefits, including, without limitation, health and life insurance, for the following periods: (x) eighteen months following the year in which the termination occurs (or two years following the year in which the termination occurs if such termination occurs within two years after a Change in Control) in the case of Mr. Jarett Levan and Mr. Wise; and (y) two years following the year in which the termination occurs (or three years following the year in which the termination occurs if such termination occurs within two years after a Change in Control) in the case of each of Mr. Alan Levan and Mr. Abdo . Further, if a Named Executive Officer’s employment agreement is terminated by the Company “Without Cause” or by the Named Executive Officer for “Good Reason,” all incentive stock options and restricted stock awards previously granted to the Named Executive Officer by the Company but not yet vested as of the termination date will immediately accelerate and fully vest as of the termination date. Each employment agreement will also be terminated upon the Named Executive Officer’s death, in which case the applicable Named Executive Officer’s estate will be entitled to receive (i) his base salary through the date of his death and (ii) the prorated portion of the Named Executive Officer’s Annual Bonus (based on the average Annual Bonus paid to him during the prior two fiscal years) through the date of his death and a death benefit equal to his annual base salary. The Company’s obligation to make and provide the post-termination payments and benefits described in this paragraph is subject to the applicable Named Executive Officer’s entry into and compliance with a non-disclosure, non-competition, confidentiality and non-solicitation of customers agreement with the Company on terms acceptable to both the Named Executive Officer and the Company.

Outstanding Equity Awards at Fiscal-Year End 2021

None of the Named Executive Officers nor any other person held any equity award of the Company as of December 31, 2021. However, as described above, the Named Executive Officers were granted restricted stock awards under the Company’s Incentive Plan during January 2022.

DIRECTOR COMPENSATION

The compensation policy for the Company’s non-employee directors is designed to compensate directors fairly for work required by a company of similar size and scope to the Company and based on a structure that is simple, transparent and easy for shareholders to understand.

The Company’s non-employee directors are currently compensated for their service on the Company’s Board of Directors and its committees through cash fees. Each non-employee director receives an annual cash retainer of $100,000 for his or her service on the Company’s Board of Directors. In addition, the Chairman of the Audit Committee receives an annual cash retainer of $20,000; all other members of the Audit Committee receive annual cash retainers of $16,000; and the Chairman of the Compensation Committee and the Chairman of the Nominating/Corporate Governance Committee each receives an annual cash retainer of $3,500. Other members of the Compensation Committee and the Nominating/Corporate Governance Committee do not currently receive additional compensation for their service on those committees.

Director Compensation Table - 2021

The following table sets forth certain information regarding the compensation paid or accrued by the Company to or on behalf of each individual who served as a non-employee director of the Company during the year ended December 31, 2021.

Name	Fees Earned or Paid in Cash ($)
Marcia Barry- Smith (1)	33,000
Norman Becker	120,000
Andrew R. Cagnetta, Jr.	116,000
Steven M. Coldren	119,500
Gregory A. Haile	116,000
Willis N. Holcombe	100,000
Anthony P. Segreto	100,000
Neil Sterling	103,500

(1)	Ms. Barry-Smith was appointed to the Company’s Board of Directors during September 2021.

PROPOSAL NO. 2 — APPROVAL OF AN AMENDMENT TO THE

BBX CAPITAL, INC. 2021 INCENTIVE PLAN

General Information; Description of Proposed Amendment; Reasons for the Amendment

The Company’s Board of Directors believes that the ability to grant equity-based incentive compensation awards is an important component of its compensation program and enhances the relationship between employee performance and the creation of shareholder value.

The BBX Capital, Inc. 2021 Incentive Plan (the “Incentive Plan”) allows for the issuance of restricted stock awards of the Company’s Class A Common Stock and Class B Common Stock (which are sometimes collectively referred to herein as “Common Stock”), the grant of options to purchase shares of the Company’s Class A Common Stock and Class B Common Stock, and the grant of performance-based cash awards. The Incentive Plan currently limits the total number of shares of the Company’s Common Stock available for grant under the Incentive Plan to 1,200,000 shares, consisting of 900,000 shares of Class A Common Stock and 300,000 shares of Class B Common Stock. As of the date of this Proxy Statement, only 328,477 shares of Class A Common Stock and 94,971 shares of Class B Common Stock remain available for issuance pursuant to options and restricted stock awards which may be granted under the Incentive Plan.

The Board of Directors and Compensation Committee expect at this time to primarily grant awards of Class A Common Stock under the Incentive Plan in the future and have determined that the current number of shares available for grant under the Incentive Plan does not afford the flexibility needed to provide sufficient equity-based incentive compensation. Accordingly, the Board of Directors and Compensation Committee have approved, and are asking the shareholders to approve, an amendment to the Incentive Plan which would increase the number of shares of the Company’s Class A Common Stock available for grant under the Incentive Plan from 900,000 shares to 1,700,000 shares, resulting in an increase in the total number of shares of the Company’s Class A Common Stock and Class B Common Stock available for grant under the Incentive Plan from 1,200,000 shares to 2,000,000 shares.

Summary of the Incentive Plan, as Proposed to be Amended

Set forth below is a summary of the Incentive Plan, as proposed to be amended. The following summary is qualified in its entirety by reference to the full text of the Incentive Plan, as proposed to be amended, which is attached to this Proxy Statement as Appendix A and is incorporated herein by reference. Other than as described above, the terms and conditions of the Incentive Plan, which were previously approved by the Company’s shareholders, will not be impacted by the currently proposed amendment.

Purpose. The purpose of the Incentive Plan is to attract, retain, and motivate officers and other employees of the Company or its subsidiaries or other affiliates, as well as, when deemed appropriate, directors and other individuals who perform services for the Company or its subsidiaries or other affiliates, to compensate them for their services, to encourage ownership by them of stock of the Company, to align their interests with those of the Company’s other shareholders in the creation of long-term value, and to promote the success and profitability of the Company’s business.

Awards. The Company is permitted to grant stock options to purchase, and restricted stock awards of, shares of the Company’s Class A Common Stock and Class B Common Stock, as well as performance-based cash awards, to eligible individuals under the Incentive Plan.

Stock Available under the Incentive Plan. The total number of shares currently authorized and available for issuance pursuant to stock options and restricted stock awards granted under the Incentive Plan is 900,000 shares of Class A Common Stock and 300,000 shares of Class B Common Stock. If the proposed amendment to the Incentive Plan is approved by the Company’s shareholders, the number of shares of Class A Common Stock that will be authorized and available for issuance pursuant to stock options and restricted stock awards granted under the Incentive Plan will increase to 1,700,000 shares, resulting in an increase in the total number of shares of the Company’s Class A Common Stock and Class B Common Stock available for grant under the Incentive Plan to 2,000,000 shares. The maximum share amounts are subject to adjustment in the event of any subsequent change in the Company’s Class A Common Stock or Class B Common Stock, as the case may be, including, without limitation, by reason of a stock dividend, recapitalization, reorganization, merger, consolidation, stock split, reverse stock split, split-up, spin-off, combination or exchange of shares. Any shares subject to restricted stock awards or stock options granted under the Incentive Plan but which expire or are terminated, forfeited or canceled without having been exercised or vested in full, will again be available for grant under the Incentive Plan.

Administration. The Incentive Plan is administered by an administrative committee appointed by the Board of Directors. The Compensation Committee currently serves, and is expected to continue to serve, as the administrative committee for the Incentive Plan. The administrative committee has broad discretionary powers. Subject to the terms of the Incentive Plan, including those described in further detail below, the administrative committee has discretionary authority to, among other things: (i) determine the individuals to whom, and the time or times at which, awards will be granted; (ii) determine the terms and provisions of each award granted, including, without limitation, the class and number of shares of stock underlying each option and restricted stock award and the vesting schedule applicable to each option and restricted stock award; (iii) modify or amend each option or restricted stock award, including, without limitation, accelerate or defer the exercise or vesting date of any option or the vesting date of any restricted stock award (in each case, with the consent of the holder thereof if the modification or amendment would adversely affect the holder’s right with respect to the option or restricted stock award); (iv) re-price previously granted options and/or substitute new options or restricted stock awards for previously granted options or restricted stock awards, as the case may be, which previously granted options or restricted stock awards may contain less favorable terms, including, in the case of options, higher exercise prices; and (v) interpret the Incentive Plan and make all other determinations deemed necessary or advisable for the administration thereof.

Eligibility. The administrative committee has the authority to select the people who will receive awards under the Incentive Plan. Any employee or director of the Company or of any subsidiary, parent (if any) or other affiliate of the Company, and any independent contractor or agent of the Company or any subsidiary, parent (if any) or affiliate of the Company, may be selected by the administrative committee to receive awards under the Incentive Plan.

Equity-Based Awards. The Company is permitted under the Incentive Plan to grant stock options (both incentive stock options and non-qualified stock options) and restricted stock awards. Shares of both the Company’s Class A Common Stock and Class B Common Stock may be issued pursuant to options and restricted stock awards granted under the Incentive Plan.

Stock Options. The administrative committee establishes the terms and conditions of stock options granted under the Incentive Plan. The administrative committee may not grant a stock option with a term of greater than 10 years or with a purchase price that is less than the fair market value of a share of the applicable class of stock on the date of grant.

Both incentive stock options that qualify for special federal income tax treatment and non-qualified stock options that do not qualify for special federal income tax treatment may be granted under the Incentive Plan. Incentive stock options are subject to certain additional restrictions under the Internal Revenue Code of 1986, as amended (the “Code”) and the Incentive Plan. The total number of shares of Class A Common Stock and Class B Common Stock authorized for grant under the Incentive Plan as incentive stock options may not exceed the maximum number of shares of such stock authorized for grant under the Incentive Plan, as described under “Stock Available Under the Incentive Plan” above.

Unless otherwise designated by the administrative committee, options granted will be exercisable for a period of ten years after the date of grant, but will be subject to earlier termination under certain circumstances, including upon, or after the expiration of a specified period following, such time as the individual’s employment with the Company, or any subsidiary, parent (if any) or, in certain cases, other affiliate of the Company, is deemed to be terminated under the terms of the Incentive Plan. Upon the exercise of an option, the exercise price of the option must be paid in full. Payment may be made in cash and/or shares of the Company’s Common Stock, or in such other consideration as the administrative committee authorizes. Options may be transferred prior to exercise only to certain family members, trusts or other entities owned by the option holder and/or such family members, to charitable organizations, or upon the death of the option holder.

Restricted Stock Awards. At the time of grant of restricted stock awards granted under the Incentive Plan, the administrative committee establishes the terms of the restricted stock award, including, without limitation, whether the award is a performance-based restricted stock award, the class and number of shares of stock subject to the award, and the vesting schedule applicable to the award.

Unless the administrative committee determines otherwise with respect to any restricted stock award, before the shares subject to a restricted stock award are vested and transferred to the award recipient, the administrative committee will hold the underlying shares and any dividends or distributions accumulating on such shares. However, the award recipient will have the right to direct the voting of the shares underlying the restricted stock award unless the administrative committee determines otherwise.

All restricted stock awards will be subject to a vesting schedule specified by the administrative committee at the time the award is granted. If the administrative committee does not specify a vesting schedule, the award will vest in full on the first anniversary of the grant date unless earlier terminated in accordance with the terms of the Incentive Plan or the award agreement evidencing the restricted stock award, including upon, or under certain circumstances following the expiration of a period after, such time as the award recipient’s services on behalf of the Company, or any subsidiary, parent (if any) or other affiliate of the Company, is deemed to have ceased under the terms of the Incentive Plan.

Performance-Based Awards. At the time of grant of a restricted stock award, the administrative committee may designate the restricted stock award as a performance-based restricted stock award. In addition, the Company will also be permitted to grant performance-based cash awards under the Incentive Plan. If a performance-based award is granted, the administrative committee will establish (in addition to or in lieu of service-based vesting requirements in the case of restricted stock awards) one or more performance goals which must be attained as a condition to the vesting and/or retention of the shares or payment of the cash award, as the case may be. The performance goal(s) may be based on one or more of the following:

●	earnings per share;

●	total or net revenue;

●	revenue growth;

●	operating income;

●	net operating income after tax;

●	pre-tax or after-tax income;

●	cash flow;

●	cash flow per share;

●	net income;

●	EBIT;

●	EBITDA;

●	adjusted EBITDA;

●	profit growth;

●	return on equity;

●	return on assets;

●	return on capital employed;

●	economic value added (or an equivalent metric);

●	core earnings;

●	book value;

●	share price performance or other measures of equity valuation;

●	other earnings criteria or profit-related return ratios;

●	total shareholder return;

●	market share;

●	expense levels;

●	working capital levels;

●	strategic business objectives, consisting of one or more objectives based on meeting specified cost, profit, operating profit, sales, revenue, cash or cash generation targets or measures, or goals, including those relating to business expansion, business development, acquisitions or divestitures; or

●	except in the case of a “covered employee” under Section 162(m) of the Code, any other performance criteria established by the administrative committee.

Performance goals may be established on the basis of reported earnings or cash earnings, and consolidated results or the results of a business segment or individual business unit and may, in the discretion of the administrative committee, include or exclude certain items, including the operations or results of a business segment or individual business unit and/or the results of discontinued operations. Each performance goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal or external targets, the past performance of the Company (or individual business segments or units) and/or the past or current performance of other companies. Performance goals need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria).

Attainment of the performance goals will be measured over a performance measurement period specified by the administrative committee when the award is made. The administrative committee will determine in its discretion whether the award recipient has attained the performance goals. If the administrative committee determines that the award recipient attained the performance goals, the administrative committee will certify that fact in writing. If the performance goals are not satisfied during the performance measurement period, the relevant award will be forfeited or not paid. If the performance goals (and any service-based vesting schedule in the case of restricted stock awards) are satisfied, the award will be distributed (or any vesting-related legend removed from any stock certificates previously delivered to the award recipient) or paid, as the case may be. Subject to applicable tax law, the administrative committee may, in its discretion based on such objective or subjective factors as it may consider, adjust the amount of the payment of a performance-based award.

Mergers and Reorganizations. The number of shares available under the Incentive Plan and the number of shares subject to stock options and restricted stock awards granted under the Incentive Plan may be adjusted to reflect any merger, consolidation or other business reorganization in which the Company is the surviving entity, and to reflect any stock split, stock dividend, spin-off or other event where the administrative committee determines an adjustment is appropriate in order to prevent the enlargement or dilution of an award recipient’s rights. If a merger, consolidation or other business reorganization occurs and the Company is not the surviving entity, any outstanding options, at the discretion of the administrative committee or the Board of Directors, may be (i) canceled and payment made to the option holder in an amount equal to the value of the canceled options or (ii) modified to provide for alternative, nearly equivalent securities. Any outstanding restricted stock award will be adjusted by allocating to the award recipient any money, stock, securities, or other property received on account of outstanding shares by the other holders of record of the applicable class of stock, and such money, stock, securities, or other property will be subject to the same terms and conditions as the restricted stock award on account of which it is issued, exchanged, or paid.

Effective Date; Term. The Incentive Plan became effective on May 17, 2021. No awards may be granted after the tenth anniversary of the effective date, or the earlier termination of the Incentive Plan by the Board of Directors or the Compensation Committee.

Termination or Amendment. The Board of Directors or the administrative committee has the authority to at any time and from time to time terminate, modify, suspend, or amend the Incentive Plan, in whole or in part, provided, however, that no such termination, modification, suspension or amendment will be effective without shareholder approval if such approval is required to comply with any applicable law or national securities exchange rule. In addition, no termination, modification, suspension, or amendment of the Incentive Plan will, without the consent of an award recipient, adversely affect such award recipient’s rights under any previously granted and then-outstanding award.

Federal Income Tax Consequences

The following discussion is intended to be a summary and is not a comprehensive description of the federal tax laws, regulations and policies affecting the Company and recipients of awards granted under the Incentive Plan. Any descriptions of the provisions of any law, regulation or policy are qualified in their entirety by reference to the particular law, regulation or policy. Any change in applicable law or regulation or in the policies of various taxing authorities may have a significant effect on this summary. The Incentive Plan will not be a qualified plan under Section 401(a) of the Code.

Stock Options. Incentive stock options do not create federal income tax consequences when they are granted. If incentive stock options are exercised during the term of the option holder’s employment or within three months thereafter (or within one year thereafter in the case of termination due to death or disability), the exercise does not create federal ordinary income tax consequences, although the Alternative Minimum Tax may apply. When the shares acquired on exercise of an incentive stock option are sold, the seller must pay federal income taxes on the amount by which the sales price exceeds the exercise price. This amount will be taxed at capital gains rates if the sale occurs at least two years after the option was granted and at least one year after the option was exercised. Otherwise, the difference between the fair market value of the shares on date of exercise and the exercise price will be taxed as ordinary income, and any difference between the sales price and the fair market value of the shares on the date of exercise will be taxed at capital gains rates.

Incentive stock options that are exercised more than three months after the termination of the option holder’s employment (or more than one year after termination of the option holder’s employment due to death or disability) are treated as non-qualified stock options. Non-qualified stock options do not create federal income tax consequences when they are granted. When non-qualified stock options are exercised, federal income taxes at ordinary income tax rates must be paid on the amount by which the fair market value of the shares acquired by exercising the option exceeds the exercise price. When an option holder sells shares acquired by exercising a non-qualified stock option, he or she must pay federal income taxes on the amount by which the sales price exceeds the exercise price plus the amount included in ordinary income at option exercise. This amount will be taxed at capital gains rates, which will vary depending upon the time that has elapsed since the exercise of the option.

When a non-qualified stock option is exercised, the Company is allowed a federal income tax deduction for the same amount that the option holder includes in his or her ordinary income, subject to certain restrictions and limits set forth in the Code. When an incentive stock option is exercised, the Company is not allowed to claim a deduction unless the shares acquired are resold sooner than two years after the option was granted or one year after the option was exercised. In such case, the amount of the deduction is equal to the ordinary income recognized by the option holder upon exercise.

Restricted Stock Awards. A participant who is awarded a restricted stock award will not be taxed at the time of award unless the participant makes a special election with the Internal Revenue Service pursuant to Section 83(b) of the Code as discussed below. Upon lapse of the risk of forfeiture or restrictions on transferability applicable to the Company’s Common Stock comprising the restricted stock award, the participant will be taxed at ordinary income tax rates on the then fair market value of the Company’s Common Stock and a corresponding deduction will be allowable to the Company (subject to the satisfaction of certain conditions in the case of restricted stock awards granted to “covered employees” under Section 162(m) of the Code). In such case, the participant’s basis in the Company’s Common Stock will be equal to the ordinary income so recognized plus the purchase price, if any, paid to acquire the shares. Upon subsequent disposition of such shares, the participant will realize capital gain or loss (long-term or short-term, depending upon the holding period of the stock sold).

Pursuant to Section 83(b) of the Code, the participant may elect within 30 days of receipt of a restricted stock award that is not a performance-based restricted stock award to be taxed at ordinary income tax rates on the fair market value of the Company’s Common Stock comprising such restricted stock award at the time of award (determined without regard to any restrictions which may lapse). In that case, the participant will acquire a basis in such shares of the Company’s Common Stock equal to the ordinary income recognized by the participant at the time of award plus the purchase price, if any, paid to acquire the shares. No tax will be payable upon lapse or release of the restrictions or at the time the Company’s Common Stock first becomes transferable, and any gain or loss upon subsequent disposition will be a capital gain or loss. In the event of a forfeiture of the Company’s Common Stock with respect to which a participant previously made a Section 83(b) election, the participant will not be entitled to an ordinary loss deduction but may be entitled to a capital loss deduction.

Performance-Based Awards. A participant who receives a performance-based restricted stock award will be taxed at ordinary income tax rates on the then fair market value of the shares of the Company’s Common Stock distributed at the time of settlement of the award. The participant’s basis in the shares of the Company’s Common Stock will be equal to the amount taxed as ordinary income and, on subsequent disposition, the participant will realize capital gain or loss (long-term or short-term, depending upon the holding period of the stock sold). A participant who receives a performance-based cash award will be taxed at ordinary income tax rates on the cash amount at the time of payment of the award. A corresponding deduction will be allowable to the Company at the time of settlement or payment of the award, as the case may be (subject to the satisfaction of certain conditions in the case of performance-based awards granted to “covered employees” under Section 162(m) of the Code).

Section 162(m) Deduction Limits. Section 162(m) of the Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to its “covered employees.” A company’s “covered employees” for a fiscal year include any person who served as the company’s chief executive officer or chief financial officer during the fiscal year, each of the next three most highly compensated officers for the fiscal year, and any individual who was considered a “covered employee” for any previous fiscal year.

The preceding statements are intended to summarize the general principles of current federal income tax law applicable to awards granted under the Incentive Plan. State and local tax consequences may also be significant.

New Plan Benefits

Grants of awards under the Incentive Plan will be at the discretion of the Compensation Committee. The Compensation Committee has not yet determined to whom and in what amount any future awards will be made. However, on February 15, 2022, the Compensation Committee approved annual restricted stock award opportunities for 2022 for the Company’s executive officers totaling approximately $7,770,000, which includes the opportunity for each of Jarett S. Levan and Seth M. Wise to be granted up to $2,120,000 of restricted stock awards, the opportunity for each of Alan B. Levan and John E. Abdo to be granted up to approximately $1,630,000 of restricted stock awards, and the opportunity for Brett Sheppard to be granted up to $275,000 of restricted stock awards. Any such grants will be at the discretion of the Compensation Committee and, to the extent applicable, be subject the approval of the proposed amendment to the Incentive Plan.

Shareholder Vote Required for Approval

Approval of the amendment to the Incentive Plan requires the affirmative vote of a majority of the votes cast on the proposal, with holders of the Company’s Class A Common Stock and Class B Common Stock voting together as a single class. As previously described, all holders of the Company’s Class A Common Stock outstanding as of the close of business on the Record Date are entitled to one vote per share and have in the aggregate 22% of the general voting power, and all holders of the Company’s Class B Common Stock outstanding as of the close of business on the Record Date are entitled to 11.34 votes per share and have in the aggregate the remaining 78% of the general voting power. Abstentions will effectively count as votes against the amendment to the Incentive Plan.

The Board of Directors Unanimously Recommends that Shareholders Vote “For” the Approval of the Amendment to the Incentive Plan.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth, as of December 31, 2021, information regarding awards previously granted and outstanding, and securities authorized for future issuance, under the Company’s equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants or Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants or Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Outstanding Options, Warrants, or Rights)
Equity compensation plans approved by shareholders	—	—	1,200,000	(1)
Equity compensation plans not approved by shareholders	—	—	—
	—	—	—

(1)	Represents shares available for grant under the Incentive Plan as of December 31, 2021. During January 2022, the Company granted a total of 571,523 shares of the Company’s Class A Common Stock and 205,029 shares of the Company’s Class B Common Stock under the Incentive Plan. After giving effect to the grant of such restricted stock awards, as of the date of this Proxy Statement, there were 328,477 shares of Class A

Common Stock and 94,971 shares of Class B Common Stock remaining available for issuance pursuant to options and restricted stock awards which may be granted under the Incentive Plan.

AUDIT COMMITTEE REPORT

The following Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C promulgated by the SEC, other than as provided in Item 407 of Regulation S-K promulgated by the SEC, or to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that the following Audit Committee Report be treated as “soliciting material” or specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

The charter of the Audit Committee sets forth the Audit Committee’s responsibilities, which include oversight of the Company’s financial reporting on behalf of the Board of Directors and shareholders. The Audit Committee receives reports from and meets with the Company’s internal auditors, management, and independent auditor. These meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee and the Company’s management and internal auditors, as well as with Grant Thornton LLP, the Company’s independent registered public accounting firm (“Grant Thornton”). The Audit Committee discussed with the Company’s internal auditors and Grant Thornton the overall scope and plans for their respective audits and discussed the results of their examinations and their evaluations of the Company’s internal controls and compliance matters. The Audit Committee reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2021 with management and Grant Thornton prior to the filing with the SEC of the Company’s Annual Report on Form 10-K for such year.

Management has primary responsibility for the Company’s financial statements and the overall financial reporting process, including the Company’s system of internal controls. The Company’s independent registered public accounting firm audits the annual financial statements prepared by management, expresses an opinion as to whether those financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States of America, and discusses with the Audit Committee its independence and any other matters that it is required to discuss with the Audit Committee or that it believes should be raised with it. The Audit Committee oversees these processes, although it must rely on information provided to it and on the representations made by management and the Company’s independent registered public accounting firm.

The Audit Committee discussed with Grant Thornton the matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee also received from Grant Thornton the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with Grant Thornton its independence from the Company. When considering Grant Thornton’s independence, the Audit Committee considered whether Grant Thornton’s provision of services to the Company beyond those rendered in connection with its audit and review of the Company’s consolidated financial statements was compatible with maintaining Grant Thornton’s independence. The Audit Committee also reviewed, among other things, the amount of fees paid to Grant Thornton for its services.

Based on these reviews, meetings, discussions and reports, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements for the year ended December 31, 2021 be included in the Company’s Annual Report on Form 10-K for such year.

Submitted by the Members of the Audit Committee:

Norman H. Becker, Chairman
Andrew R. Cagnetta, Jr.
Steven M. Coldren
Gregory A. Haile

Fees to Independent Registered public Accounting Firm

for THE YEARS ENDED dECEMBER 31, 2021 and 2020

Grant Thornton served as the independent registered public accounting firm for the Company for 2021 and 2020. The following table sets forth the fees billed to the Company by Grant Thornton for 2021 and from September 30, 2020 (the date of the Company’s spin-off from BVH) through December 31, 2020. Prior to the spin-off, audit, audit-related, tax and all other fees of Grant Thornton, including fees for services related to the review of the Company’s quarterly financial statements, were paid by BVH as the Company’s results were included in the consolidated financial statements of BVH.

	2021	2020
(in thousands)
Audit Fees (1)	$844	$733
Audit-Related Fees	—	—
All Other Fees	—	—
Total Fees	$844	$733

(1)	For 2021, represents fees for services related to the Company’s annual financial statement audit, quarterly reviews, and consent for the Company’s Registration Statement on Form S-8 relating to the Incentive Plan. For 2020, represents fees for services related to the Company’s annual financial statement audit and review of the Company’s third quarter financial statements.

Under its charter, the Company’s Audit Committee must review and pre-approve both audit and permitted non-audit services provided by the Company’s independent registered public accounting firm and shall not engage the independent registered public accounting firm to perform any non-audit services prohibited by law or regulation. The independent registered public accounting firm’s retention to audit the Company’s financial statements, including the associated fee, is subject to approval each year by the Audit Committee. The Audit Committee does not regularly evaluate potential engagements of the independent registered public accounting firm and approve or reject such potential engagements. At each Audit Committee meeting, the Audit Committee receives updates on the services actually provided by the independent registered public accounting firm, and management may present additional services for pre-approval. The Audit Committee has delegated to the Chairman of the Audit Committee the authority to evaluate and approve engagements on behalf of the Audit Committee in the event that a need arises for pre-approval between regular Audit Committee meetings. If the Chairman so approves any such engagements, he will report that approval to the full Audit Committee at the next Audit Committee meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 8, 2022, certain information as to the Company’s Class A Common Stock and Class B Common Stock beneficially owned by persons known by the Company to own in excess of 5% of the outstanding shares of such stock. In addition, the table includes information regarding the shares of the Company’s Class A Common Stock and Class B Common Stock beneficially owned by (i) each Named Executive Officer, (ii) each of the Company’s directors and (iii) the Company’s directors and executive officers as a group. Management knows of no person, except as listed below, who beneficially owned more than 5% of the outstanding shares of the Company’s Class A Common Stock or Class B Common Stock as of April 8, 2022. Except as otherwise indicated, the information provided in the following table was obtained from filings with the SEC and the Company pursuant to the Exchange Act. For purposes of the following table, in accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner of any shares of the Company’s Class A Common Stock or Class B Common Stock which he or she has or shares, directly or indirectly, voting or investment power, or which he or she has the right to acquire beneficial ownership of at any time within 60 days after April 8, 2022. As used herein, “voting power” is the power to vote, or direct the voting of, shares, and “investment power” includes the power to dispose of, or direct the disposition of, such shares. Unless otherwise noted, each beneficial owner has sole voting and sole investment power over the shares beneficially owned.

		Class A	Class B	Percent of	Percent of
		Common Stock	Common Stock	Class A	Class B
Name of Beneficial Owner	Notes	Ownership	Ownership	Common Stock	Common Stock
Levan BFC Stock Partners LP	(1,2,3,6)	—	336,915	2.6%	8.7%
Levan Partners LLC	(1,2,3,6)	986,197	141,577	9.0%	3.7%
Alan B. Levan	(1,2,3,4,5,6,7)	1,916,668	3,721,262	35.0%	96.1%
John E. Abdo	(1,2,3,5)	1,222,735	1,495,311	19.6%	38.6%
Jarett S. Levan	(1,2,3,6,7)	191,395	547,636	8.1%	22.8%
Seth M. Wise	(1,2,3,7,8)	392,473	335,157	5.7%	8.7%
Marcia Barry-Smith	(2)	—	—	0.0%	0.0%
Norman H. Becker	(2)	1,204	—	*	0.0%
Andrew R. Cagnetta, Jr.	(2)	1,000	—	*	0.0%
Steven M. Coldren	(2)	1,893	—	*	0.0%
Gregory A. Haile	(2)	—	—	0.0%	0.0%
Willis N. Holcombe	(2)	—	—	0.0%	0.0%
Anthony P. Segreto	(2)	—	—	0.0%	0.0%
Neil Sterling	(2)	—	—	0.0%	0.0%
Dr. Herbert A. Wertheim	(1,9)	793,632	83,290	7.0%	2.2%
All directors and executive officers of the Company as a group (13 persons)	(1,2,3,4,5,6,7,8)	3,727,368	3,721,263	46.3%	96.1%

* Less than one percent of class.

(1)	Shares of the Company’s Class B Common Stock are convertible on a share-for-share basis into shares of the Company’s Class A Common Stock at any time in the beneficial owner’s discretion. The number of shares of Class B Common Stock held by each beneficial owner and convertible within 60 days after April 8, 2022 into shares of Class A Common Stock is not separately included in the “Class A Common Stock Ownership” column, but is included for the purpose of calculating the percent of Class A Common Stock held by each beneficial owner.

(2)	Mailing address is 201 East Las Olas Boulevard, Suite 1900, Fort Lauderdale, Florida 33301.

(3)	The Company may be deemed to be controlled by Messrs. Alan Levan, Abdo, Jarett Levan and Wise, who collectively may be deemed to have an aggregate beneficial ownership of shares of the Company’s Class A Common Stock and Class B Common Stock representing approximately 82% of the total voting power of the Company’s common stock.

(4)	Mr. Alan Levan’s beneficial holdings include the 986,197 shares of Class A Common Stock and 141,577 shares of Class B Common Stock owned by Levan Partners LLC and the 336,915 shares of Class B Common Stock owned by Levan BFC Stock Partners LP. Mr. Alan Levan’s beneficial holdings also include 2,341 shares of Class A Common Stock and 240 shares of Class B Common Stock held of record by his wife, 7,344 shares of Class A Common Stock held through trusts for the benefit of his children and 78,700 of Class A Common Stock held by the Susie and Alan B. Levan Family Foundation. In addition, Mr. Alan Levan’s beneficial holdings of Class B Common Stock include the shares of Class B Common Stock held by Mr. Abdo, Mr. Jarett Levan and Mr. Wise, as described below.

(5)

Mr. Alan Levan and Mr. Abdo are parties to an agreement pursuant to which Mr. Abdo has granted to Mr. Alan Levan a proxy to vote the shares of Class B Common Stock that Mr. Abdo beneficially owns. As a result, the shares of Class B Common Stock beneficially owned by Mr. Abdo are included in Mr. Alan Levan’s beneficial holdings in the table. Mr. Abdo has also agreed not to sell any of his shares of Class B Common Stock without first converting those shares into shares of Class A Common Stock. Pursuant to the agreement, Mr. Alan Levan and Mr. Abdo have also agreed to vote their shares of Class B Common Stock in favor of the election of the other to the Company’s Board of Directors for so long as they are willing and able to serve as directors of the Company. The agreement also provides for Mr. Jarett Levan to succeed to Mr. Alan Levan’s rights under the agreement in the event of Mr. Alan Levan’s death or disability.

(6)	Mr. Alan Levan and Mr. Jarett Levan are parties to an agreement pursuant to which Mr. Jarett Levan has agreed to vote the shares of Class B Common Stock that he owns or otherwise has the right to vote in the same manner as Mr. Alan Levan votes his shares of Class B Common Stock. As a result, the shares of Class B Common Stock beneficially owned by Mr. Jarett Levan are included in Mr. Alan Levan’s beneficial holdings in the table. Mr. Jarett Levan has also agreed, subject to certain exceptions, not to transfer certain of his shares of Class B Common Stock and to obtain the consent of Mr. Alan Levan prior to the conversion of his shares of Class B Common Stock into shares of Class A Common Stock if the effect of such conversion or sale would reduce his ownership of Class B Common Stock below a specified number of shares. Pursuant to the agreement, Mr. Alan Levan and Mr. Jarett Levan have also agreed to vote their shares of Class B Common Stock in favor of the election of the other to the Company’s Board of Directors for so long as they are willing and able to serve as directors of the Company.

(7)	Mr. Jarett Levan and Mr. Wise are parties to an agreement pursuant to which Mr. Wise has agreed to vote the shares of Class B Common Stock that he owns or otherwise has the right to vote in the same manner as Mr. Jarett Levan’s shares of Class B Common Stock are voted. As a result of this agreement and the above-described agreement between Mr. Alan Levan and Mr. Jarett Levan, the shares of Class B Common Stock beneficially owned by Mr. Wise are included in Mr. Alan Levan’s beneficial holdings in the table. Mr. Wise has also agreed, subject to certain exceptions, not to transfer certain of his shares of Class B Common Stock or convert such shares of Class B Common Stock into shares of Class A Common Stock, in each case, without first offering Mr. Jarett Levan the right to purchase such shares. Pursuant to the agreement, Mr. Jarett Levan and Mr. Wise have also agreed to vote their shares of Class B Common Stock in favor of the election of the other to the Company’s Board of Directors for so long as they are willing and able to serve as directors of the Company.

(8)	Mr. Wise’s holdings of Class A Common Stock include 50 shares held in his spouse’s IRA which he may be deemed to beneficially own.

(9)	Dr. Wertheim’s ownership was reported in a Rebuttal of Control Agreement filed on December 20, 1996 with the Office of Thrift Supervision (as adjusted for stock splits since the date of filing). The Rebuttal of Control Agreement indicated that Dr. Wertheim had no intention to directly or indirectly manage or control the Company. Dr. Wertheim’s mailing address, as reported by him, is 191 Leucadendra Drive, Coral Gables, Florida 33156.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors is not aware of any matters other than those described in this Proxy Statement which may be brought before the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF

PROXY MATERIALS FOR THE ANNUAL SHAREHOLDER MEETING

TO BE HELD ON MAY 17, 2022

This Proxy Statement and the Company’s Annual Report to Shareholders for the year ended December 31, 2021 are available at http://bbxcapital.qesreports.com/BBX.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Grant Thornton served as the Company’s independent registered public accounting firm for 2021 and 2020. A representative of Grant Thornton is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions from shareholders.

ADDITIONAL INFORMATION

“Householding” of Proxy Material. The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or AST, the Company’s transfer agent, that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. However, the Company will deliver promptly upon written or oral request a separate copy of this Proxy Statement to a shareholder at a shared address to which a single Proxy Statement was delivered. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple proxy statements and would like to request delivery of a single proxy statement, please notify your broker if your shares are held in a brokerage account or AST if you are the record holder of your shares. You can notify AST by sending a written request to American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, 2nd Floor, Brooklyn, New York 11219, Attention: Customer Service. You can also contact AST’s Customer Service department at (800) 937-5449.

Advance Notice Procedures. Under the Company’s Bylaws, no business may be brought before an annual meeting of shareholders unless it is specified in the notice of the annual meeting of shareholders or is otherwise brought before the annual meeting of shareholders by or at the direction of the Board of Directors or by a shareholder entitled to vote who has delivered written notice to the Company’s Secretary (containing certain information specified in the Company’s Bylaws about the shareholder and the proposed action) not less than 90 or more than 120 days prior to the first anniversary of the preceding year’s annual meeting of shareholders. However, if the date of the Company’s annual meeting of shareholders changes by more than 30 days from the date of the preceding year’s annual meeting of shareholders, written notice of the proposed business must be received by the Company within ten days after the Company first mails notice of or publicly discloses the date of the annual meeting of shareholders. For the Company’s 2023 Annual Meeting of Shareholders, the Company must receive shareholder notice of a director nomination (i) between January 17, 2023 and February 16, 2023 or (ii) if the Company’s 2023 Annual Meeting of Shareholders is held more than 30 days before or after May 17, 2023, within ten days after the Company first mails notice of or publicly discloses the date of the meeting. In addition, any shareholder who wishes to submit a nomination to the Board of Directors must deliver written notice of the nomination within the applicable time period set forth above and comply with the information requirements in the Company’s Bylaws relating to shareholder nominations. These requirements are separate from and in addition to the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in the Company’s proxy statement for the 2023 Annual Meeting of Shareholders.

Shareholder Proposals for the 2023 Annual Meeting of Shareholders. Shareholders interested in submitting a proposal for inclusion in the proxy materials for the Company’s 2023 Annual Meeting of Shareholders may do so by following the procedures relating to shareholder proposals set forth in the rules and regulations promulgated under the Exchange Act. To be eligible for inclusion, shareholder proposals must be received by the Company’s Secretary at the Company’s principal executive offices by December 19, 2022 or, if the Company’s 2023 Annual Meeting of Shareholders is held more than 30 days before or after May 17, 2023, then by the deadline as set forth in a Company filing with the SEC, which will be a reasonable time before the Company begins to print and send its proxy materials.

Proxy Solicitation Costs. The Company will bear the expense of soliciting proxies and of reimbursing brokers, banks and other nominees for the out-of-pocket and clerical expenses of transmitting copies of the proxy materials to the beneficial owners of shares held of record by such persons. The Company does not currently intend to solicit proxies other than by use of the mail, but certain directors, officers and regular employees of the Company or its subsidiaries, without additional compensation, may solicit proxies personally or by telephone, fax, special letter or otherwise.

BY ORDER OF THE BOARD OF DIRECTORS

Alan B. Levan
Chairman

April 18, 2022

Appendix A

BBX CAPITAL, INC. 2021 INCENTIVE PLAN

(As Proposed to be Amended)

1.            PURPOSES. The purpose of this BBX Capital, Inc. 2021 Incentive Plan (this “Plan”) is to attract, retain and motivate officers and other employees of BBX Capital, Inc., a Florida corporation (the “Company”), or its Subsidiaries or Affiliates (as hereinafter defined), as well as directors and other individuals who perform services for the Company or its Subsidiaries or Affiliates, to compensate them for their services, to encourage ownership by them of stock of the Company, to align their interests with those of shareholders in the creation of long-term value, and to promote the success and profitability of the Company’s business.

2.            DEFINITIONS. As used herein, the following definitions shall apply:

2.1       “Affiliate” shall mean, with respect to a specified Person, a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

2.2       “Award Notice” shall mean, with respect to a particular Restricted Stock Award, a written instrument signed by the Company and the recipient of the Restricted Stock Award evidencing the Restricted Stock Award and establishing the terms and conditions thereof.

2.3       “Award Recipient” shall mean the recipient of a Restricted Stock Award or Performance-Based Cash Award.

2.4       “Beneficiary” shall mean the Person designated by an Award Recipient to receive any Shares subject to a Restricted Stock Award made to such Award Recipient that become distributable following the Award Recipient’s death.

2.5       “Board of Directors” shall mean the Board of Directors of the Company.

2.6       “Class A Common Stock” shall mean the Class A common stock, par value $0.01 per share, of the Company.

2.7       “Class B Common Stock” shall mean the Class B common stock, par value $0.01 per share, of the Company.

2.8       “Code” shall mean the Internal Revenue Code of 1986, as amended.

2.9       “Committee” shall mean the Committee appointed by the Board of Directors in accordance with paragraph (a) of Section 4 of this Plan.

2.10       “Common Stock” shall mean, collectively, the Class A Common Stock and Class B Common Stock.

2.11       “Company” shall mean BBX Capital, Inc., a Florida corporation, and its successors and assigns.

2.12       “Continuous Status as an Employee” shall mean, subject to the following sentence, the absence of any interruption or termination of service as an Employee. Notwithstanding the foregoing, “Continuous Status as an Employee” with respect to a particular individual shall not be considered (i) interrupted in the case of such individual’s absence due to sick leave, military leave, or any other leave of absence approved by the Board of Directors or the Committee or (ii) terminated or interrupted if such individual (A) is hired or re-hired as an Employee of the Company or any Parent, Subsidiary or Affiliate of the Company within a period of three (3) months following the termination of his or her employment or (B) continues to serve as a director of the Company or any Parent, Subsidiary or Affiliate of the Company notwithstanding the termination of his or her employment, or is appointed or re-appointed to serve as a director of the Company or any Parent, Subsidiary or Affiliate of the Company within a period of three (3) months following the termination of his or her employment. If an individual remains in “Continuous Status as an Employee” solely by reason of satisfaction of any of the events specified in clause (ii) of the preceding sentence, any time-based vesting criteria with respect to an Option previously granted to the individual shall be tolled for the period of time during which he or she was not an Employee or director of the Company or any Parent, Subsidiary or Affiliate of the Company.

2.13       “Covered Employee” shall mean, for any taxable year of the Company, a person who is, or who the Committee determines is reasonably likely to be, a “covered employee” (within the meaning of Section 162(m) of the Code).

2.14       “Disability” shall mean permanent and total disability as defined in Section 22(e)(3) of the Code.

2.15       “Employee” shall mean any person, including officers, employed by the Company or any Parent, Subsidiary or Affiliate of the Company.

2.16       “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.17       “Fair Market Value” shall be determined by the Committee in its discretion; provided, however, that so long as (i) the Class A Common Stock or Class B Common Stock, as the case may be, is listed or admitted for trading on any United States national securities exchange, (ii) transactions in the Class A Common Stock or Class B Common Stock, as the case may be, are reported on a consolidated transaction reporting system, or (iii) the Class A Common Stock or Class B Common Stock, as the case may be, is quoted on any system of automated dissemination of quotations of securities prices in common use, the fair market value per Share of the Class A Common Stock or Class B Common Stock shall be the closing price of the Class A Common Stock or Class B Common Stock, as the case may be, on such exchange or reporting system or as quoted on such system of automated dissemination of quotations of securities, as the case may be, on the relevant date.

2.18       “Incentive Stock Option” shall mean an Option intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

2.19       “Nonqualified Stock Option” shall mean an Option not intended to qualify as an Incentive Stock Option, or an Option that at the time of grant, or subsequent thereto, fails to satisfy the requirements of Section 422 of the Code.

2.20       “Option” shall mean a stock option granted pursuant to this Plan.

2.21       “Optioned Stock” shall mean the Common Stock subject to an Option.

2.22       “Optionee” shall mean the recipient of an Option.

2.23       “Parent” shall mean a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

2.24       “Performance-Based Cash Award” means an award that is paid in the form of cash based on the attainment of Performance Goals as described in Section 9.

2.25       “Performance-Based Cash Award Formula” means the formula that determines the amount payable to a Participant under a Performance-Based Cash Award.

2.26       “Performance-Based Restricted Stock Award” shall mean a Restricted Stock Award to which Section 8.3 is applicable.

2.27       “Performance Goal” shall mean, with respect to any Performance-Based Restricted Stock Award, a goal the attainment of which is a condition to the vesting and/or retention of the Performance-Based Restricted Stock Award and, with respect to any Performance-Based Cash Award, a goal the attainment of which is a condition to payment and/or the determination of the amount payable.

2.28       “Performance Measurement Period” shall mean, with respect to any Performance Goal, the period of time over which attainment of the Performance Goal is measured.

2.29       “Person” shall mean an individual, a corporation, a partnership, a limited liability company, an association, a joint-stock company, a trust, an estate, an unincorporated organization and any other business organization or institution.

2.30       “Restricted Stock Award” shall mean an award of restricted Shares pursuant to Section 8.

2.31       “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act or any successor rule.

2.32       “Service” shall mean, unless the Committee provides otherwise in an Award Notice: (a) service in any capacity as a common-law employee, director, advisor or consultant to the Company or a Parent,

Subsidiary or Affiliate of the Company; (b) service in any capacity as a common-law employee, director, advisor or consultant (including periods of contractual availability to perform services under a retainer arrangement) to an entity that was formerly a Parent, Subsidiary or Affiliate of the Company, to the extent that such service is an uninterrupted continuation of services being provided immediately prior to the date on which such entity ceased to be a Parent, Subsidiary or Affiliate of the Company; and (c) performance of the terms of any contractual non-compete agreement for the benefit of the Company or a Parent, Subsidiary or Affiliate of the Company. Notwithstanding the foregoing, an individual’s “Service” shall not be considered terminated if, within three (3) following the termination of his or service in any capacity described in the preceding sentence or performance of a contractual non-compete agreement described in the preceding sentence, such individual is hired or re-hired as an Employee of the Company or any Parent, Subsidiary or Affiliate of the Company or is appointed or re-appointed to serve as a director of the Company or any Parent, Subsidiary or Affiliate of the Company. If an individual’s “Service” is deemed to continue solely by reason of satisfaction of any of the events specified in the preceding sentence, any time-based vesting criteria with respect to a Restricted Stock Award previously granted to the individual shall be tolled for the period of time during which he or she did not satisfy the “Service” requirements set forth in the first sentence of this paragraph.

2.33       “Share” shall mean a share of Common Stock, as adjusted in accordance with Section 10.

2.34       “Stock Option Agreement” shall mean the written Option agreements described in Section 15.

2.35       “Subsidiary” shall mean a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

2.36       “Transferee” shall have the meaning set forth in Section 7.4.

3.           STOCK. Subject to the provisions of Section 10, the maximum aggregate number of shares which may be issued for Restricted Stock Awards and upon the exercise of Options under this Plan is two million (2,000,000) shares of Common Stock, consisting of a maximum of one million seven hundred thousand (1,700,000) shares of Class A Common Stock and a maximum of three hundred thousand (300,000) shares of Class B Common Stock. The number of shares of Common Stock, Class A Common Stock and Class B Common Stock authorized for grant under this Plan as Incentive Stock Options shall be subject to the same limitations as set forth in the preceding sentence. If an Option or Restricted Stock Award should expire or become un-exercisable for any reason without having been exercised or vested in full, the un-purchased Shares which were subject thereto shall, unless this Plan shall have been terminated, become available for further grant under this Plan.

4.           ADMINISTRATION.

4.1       Procedure. This Plan shall be administered by a Committee appointed by the Board of Directors, which initially shall be the Compensation Committee of the Board of Directors. The Committee shall consist of not less than two (2) members of the Board of Directors. Once appointed, the Committee shall continue to serve until otherwise directed by the Board of Directors. From time to time, the Board of Directors, at its discretion, may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause), and appoint new members in substitution therefor, and fill vacancies however caused; provided, however, that at no time shall the Committee consist of less than two (2) members of the Board of Directors. If the Committee does not exist, or for any other reason determined by the Board of Directors and permitted pursuant to the terms hereof, the Board of Directors may take any action and exercise any power, privilege or discretion under this Plan that would otherwise be the responsibility of the Committee.

4.2       Powers of the Committee. Subject to the provisions of this Plan, the Committee shall have the authority, in its discretion: (i) to grant Incentive Stock Options, in accordance with Section 422 of the Code, to grant Nonqualified Stock Options, to grant Restricted Stock Awards, and to grant Performance-Based Cash Awards; (ii) if applicable, to determine, upon review of relevant information, the Fair Market Value of the Class A Common Stock or Class B Common Stock, as the case may be; (iii) to determine the persons to whom, and the time or times at which, Options, Restricted Stock Awards and Performance-Based Cash Awards shall be granted; (iv) to determine the terms and provisions of each Option, Restricted Stock Award and Performance-Based Cash Award granted (which need not be identical), including, without limitation, the class of Common Stock, and number of shares thereof, represented by each Restricted Stock Award, the class of Common Stock, and number of shares thereof, underlying each Option, the exercise price per share of each Option, the consideration, if any, for each Restricted Stock Award and the vesting schedule of each Option and Restricted Stock Award; (v) to interpret this Plan; (vi) to amend this Plan, if amendment by the Committee is permitted pursuant to the terms hereof; (vii) to modify or amend each Option or Restricted Stock Award, including to accelerate or defer the exercise or vesting date of any Option or the vesting date of any Restricted Stock Award (in each case with the consent of the holder thereof to the extent required); (viii) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option, Restricted Stock Award or Performance-Based Cash Award previously granted by the Committee; (ix) to re-price previously granted Options and/or substitute new Options or Restricted Stock Awards for previously granted Options or Restricted Stock Awards, as the case may be, which previously granted Options or Restricted Stock Awards contain less favorable terms, including, in the case of Options, higher exercise prices; and (x) to make all other determinations deemed necessary or advisable for the administration of this Plan.

4.3       Effect of the Committee’s Decision. All decisions, determinations and interpretations of the Committee shall be final and binding on all Optionees, Award Recipients or Transferees, if applicable.

5.            ELIGIBILITY. Incentive Stock Options may be granted only to employees, including officers, of the Company or any Parent or Subsidiary of the Company. Nonqualified Stock Options, Restricted Stock Awards and Performance-Based Cash Awards may be granted to Employees as well as directors of, and independent contractors and agents who are natural persons and perform services for, the Company or any Parent, Subsidiary or Affiliate of the Company (provided that Options and Restricted Stock Awards may not be granted under this Plan to an independent contractor or agent to the Company or a Parent, Subsidiary or Affiliate of the Company for services in connection with the offer or sale of securities in a capital-raising transaction or services that directly or indirectly promote or maintain a market for the Company’s securities). Any individual who has been granted an Option, Restricted Stock Award or Performance-Based Cash Award may, if he or she is otherwise eligible, be granted additional Options, Restricted Stock Awards and/or Performance-Based Cash Awards.

Except as otherwise provided under the Code, to the extent that the aggregate Fair Market Value of Shares for which Incentive Stock Options (under all stock option plans of the Company and of any Parent or Subsidiary of the Company) are exercisable for the first time by an Employee during any calendar year exceeds $100,000, such excess Options shall be treated as Nonqualified Stock Options. For purposes of this limitation, (a) the Fair Market Value of Shares is determined as of the time the Option is granted and (b) the limitation is applied by taking into account Options in the order in which they were granted.

This Plan shall not constitute a contract of employment nor shall this Plan confer upon any Optionee or Award Recipient any right with respect to continuation of employment or continuation of providing services to the Company, nor shall it interfere in any way with his or her right or the Company’s or any Parent, Subsidiary or Affiliate of the Company’s right to terminate his or her employment or provision of services at any time.

6.           TERM OF PLAN. This Plan became effective on May 17, 2021 and, unless sooner terminated under Section 12, will continue in effect for a period of ten (10) years from such effective date.

7.            STOCK OPTIONS.

7.1       Term of Option. The term of each Option shall be ten (10) years from the date of grant thereof or such shorter term as may be provided in the Stock Option Agreement. However, in the case of an Incentive Stock Option granted to an Employee who, immediately before the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter time as may be provided in such Optionee’s Stock Option Agreement.

7.2       Exercise Price and Consideration.

(a)       Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as determined by the Committee, but shall be subject to the following:

(i)       In the case of an Incentive Stock Option which is:

(A)       granted to an Employee who, immediately before the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the per Share exercise price shall be no less than one hundred and ten percent (110%) of the Fair Market Value per Share of the applicable class of Common Stock on the date of grant; or

(B)       granted to an Employee not within (A), the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share of the applicable class of Common Stock on the date of grant.

(ii)          In the case of a Nonqualified Stock Option, the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share of the applicable class of Common Stock on the date of grant.

(b)         Certain Corporate Transactions. In the event an Option is substituted for a stock option issued by another Person in connection with a corporate transaction, such as a merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or partial or complete liquidation involving the Company and such other Person, the exercise price per Share of such substituted Option shall (subject to the provisions of Section 424(a) of the Code in the case of a stock option that was intended to qualify as an “incentive stock option”) be in such amount so as to preserve, on a per Share basis with respect to such substituted option, the same ratio of Fair Market Value per Share to exercise price per Share which existed immediately prior to such corporate transaction.

(c)         Payment. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Committee and may consist entirely of cash, check, promissory note, or other shares of the Company’s capital stock having a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, or any combination of such methods of payment, or such other consideration and method of payment for the issuance of Shares to the extent permitted under the law of the Company’s jurisdiction of incorporation. The Committee may also establish coordinated procedures with one or more brokerage firms for the “cashless exercise” of Options, whereby Shares issued upon exercise of an Option are delivered against payment by the brokerage firm on the Optionee’s behalf. When payment of the exercise price for the Shares to be issued upon exercise of an Option consists of shares of the Company’s capital stock, such shares will not be accepted as payment unless the Optionee or Transferee, if applicable, has held such shares for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes.

7.3          Exercise of Option.

(a)       Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Committee, including performance criteria with respect to the Optionee, performance criteria with respect to the Company or any Parent or Subsidiary of the Company, or in the case of Nonqualified Stock Options, performance criteria with respect to any Affiliate of the Company, and as shall be permissible under the terms of this Plan. An Option may not be exercised for a fraction of a Share. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Committee, consist of any consideration and method of payment allowable under Section 7.2(c).

(b)       Termination of Status as an Employee. If any individual ceases to be in Continuous Status as an Employee, such individual or his or her Transferee may, but only within three (3) months (or, provided that the applicable Option is not an Incentive Stock Option, such longer period of time as may be determined by the Committee) after the date the individual ceases to be in Continuous Status as an Employee, exercise an Option previously granted and then-outstanding to the extent that the individual or his or her Transferee was entitled to exercise the Option as of the date of such termination of Continuous Status as an Employee and the Option did not otherwise expire prior to the exercise date. To the extent that the individual or his or her Transferee was not entitled to exercise the Option at the date of termination of Continuous Status as an Employee, or if the individual or any Transferee does not exercise such Option within the time specified herein, the Option shall terminate and no longer be exercisable. Notwithstanding the foregoing provisions of this Section 7.3(b), (i) if any individual ceases to serve as an Employee as a result of a termination for cause (as determined by the Committee), any Option held by such individual or his or her Transferee shall terminate immediately and automatically on the date of termination as an

Employee unless otherwise determined by the Committee, and (ii) if an individual ceases to be in Continuous Status as an Employee solely due to a reorganization, merger, consolidation, spin-off, combination, or other similar corporate transaction or event, the Committee may, in its discretion, suspend the operation of this Section 7.3(b); provided that, in the case of this clause (ii) or if an Employee of the Company or any Parent or Subsidiary of the Company is re-assigned to an Affiliate of the Company, the individual shall execute an agreement, in form and substance satisfactory to the Committee, waiving such individual’s right to have his or her Options treated as Incentive Stock Options from and after a date determined by the Committee, which shall be no later than three (3) months after the cessation or re-assignment date, as the case may be, and such individual’s Options shall thereafter be treated as Nonqualified Stock Options for all purposes.

(c)        Disability of Optionee. Notwithstanding the provisions of Section 7.3(b) above, in the event an Employee is unable to continue his employment as a result of his or her Disability, such individual or his or her Transferee may, but only within three (3) months or such other period of time as is determined by the Committee not exceeding twelve (12) months (or, provided that the applicable Option is not an Incentive Stock Option, such longer period of time as may be determined by the Committee) from the date of cessation of employment for Disability, exercise an Option previously granted and then-outstanding to the extent the individual or his or her Transferee was entitled to exercise the Option at the date of such cessation of employment for Disability and the Option did not otherwise expire prior to the exercise date. To the extent that the individual or his or her Transferee was not entitled to exercise the Option at the date of cessation of employment for Disability, or if the individual or his or her Transferee does not exercise such Option within the time specified herein, the Option shall terminate and no longer be exercisable.

(d)         Death of Optionee. In the event of the death of an Optionee:

(i)       who is at the time of his or her death an Employee and who shall have been in Continuous Status as an Employee since the date of grant of the Option, the Option may be exercised at any time within twelve (12) months (or, provided that the applicable Option is not an Incentive Stock Option, such longer period of time as may be determined by the Committee) following the date of death or the earlier expiration of the Option in accordance with its terms, in each case by the Optionee’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance, or by any Transferee, as the case may be, but only to the extent of the right to exercise in effect as of the date of death or that would have accrued had the Optionee continued living one (1) month after the date of death; or

(ii)       within thirty (30) days or such other period of time as is determined by the Committee not exceeding three (3) months (or, provided that the applicable Option is not an Incentive Stock Option, such longer period of time as may be determined by the Committee) after the termination of the Optionee’s Continuous Status as an Employee (other than due to a termination for cause, in which case clause (i) of Section 7.3(b) shall govern), the Option may be exercised, at any time within three (3) months following the date of death or the earlier expiration of the Option in accordance with its terms, in each case by the Optionee’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance, or by any Transferee, as the case may be, but only to the extent of the right to exercise that had accrued at the date of termination the Optionee’s Continuous Status as an Employee.

7.4          Transferability of Options. During an Optionee’s lifetime, an Option may be exercisable only by the Optionee and an Option granted under this Plan and the rights and privileges conferred thereby shall not be subject to execution, attachment or similar process and may not be sold, pledged, assigned, hypothecated, transferred or otherwise disposed of in any manner (whether by operation of law or otherwise) other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by applicable law and Rule 16b-3, the Committee may determine that an Option may be transferred by an Optionee to any of the following: (i) a family member of the Optionee; (ii) a trust established primarily for the benefit of the Optionee and/or a family member of said Optionee in which the Optionee and/or one or more of his family members collectively have a more than fifty percent (50%) beneficial interest; (iii) a foundation in which such persons collectively control the management of assets; (iv) any other legal entity in which such persons collectively own more than fifty percent (50%) of the voting interests; or (v) any charitable organization exempt from income tax under Section 501(c)(3) of the Code (collectively, a “Transferee”); provided, however, that in no event shall an Incentive Stock Option be transferable if such transferability would violate the applicable requirements under Section 422 of the Code. Any other attempt to sell, pledge, assign, hypothecate, transfer or otherwise dispose of any Option under this Plan or of any right or privilege conferred thereby, contrary to the provisions of this Plan, or the sale or levy or any attachment or similar process upon the rights and privileges conferred hereby, shall be null and void.

8.            RESTRICTED STOCK AWARDS.

8.1          In General.

(a)         Each Restricted Stock Award shall be evidenced by an Award Notice issued by the Committee to the Award Recipient containing such terms and conditions not inconsistent with this Plan as the Committee may, in its discretion, prescribe, including, without limitation, any of the following terms or conditions:

(i)       the class of Common Stock, and number of Shares thereof, covered by the Restricted Stock Award;

(ii)      the amount (if any) which the Award Recipient shall be required to pay to the Company in consideration for the issuance of such Shares (which shall in no event be less than the minimum amount required for such Shares to be validly issued, fully paid and non-assessable under applicable law);

(iii)     whether the Restricted Stock Award is a Performance-Based Award and, if it is, the applicable Performance Goal or Performance Goals;

(iv)     the date of grant of the Restricted Stock Award; and

(v)      the vesting date for the Restricted Stock Award.

(b)         All Restricted Stock Awards shall be in the form of issued and outstanding Shares that, in the discretion of the Committee, shall be either:

(i)       registered in the name of the Committee for the benefit of the Award Recipient and held by the Committee pending the vesting or forfeiture of the Restricted Stock Award;

(ii)       registered in the name of the Award Recipient and held by the Committee, together with a stock power executed by the Award Recipient in favor of the Committee, pending the vesting or forfeiture of the Restricted Stock Award; or

(iii)     registered in the name of and delivered to the Award Recipient.

In any event, the certificates evidencing the Shares shall at all times prior to the applicable vesting date bear the following legend:

The [Class A Common Stock / Class B Common Stock] evidenced hereby is subject to the terms of a Restricted Stock Award agreement between BBX Capital, Inc. and [Name of Award Recipient] dated [Date] made pursuant to the terms of the BBX Capital, Inc. 2021 Incentive Plan, copies of which are on file at the executive offices of BBX Capital, Inc., and may not be sold, encumbered, hypothecated or otherwise transferred except in accordance with the terms of such Plan and Agreement.

and/or such other restrictive legend as the Committee, in its discretion, may specify.

(c)         Except as otherwise provided by the Committee, a Restricted Stock Award shall not be transferable by the Award Recipient other than by will or by the laws of descent and distribution, and the Shares granted pursuant to such Restricted Stock Award shall be distributable, during the lifetime of the Award Recipient, only to the Award Recipient.

8.2         Vesting Date.

(a)          The vesting date for each Restricted Stock Award shall be determined by the Committee and specified in the Award Notice and, if no date is specified in the Award Notice, shall be the first anniversary of the date on which the Restricted Stock Award is granted. Unless otherwise determined by the Committee and specified in the Award Notice:

(i)       if the Service of an Award Recipient is terminated prior to the vesting date of a Restricted Stock Award for any reason other than death or Disability, any unvested Shares shall be forfeited without consideration (other than a refund to the Award Recipient of an amount equal to the lesser of (A) the cash amount, if any, actually paid by the Award Recipient to the Company for the Shares being forfeited and (B) the Fair Market Value of such Shares on the date of forfeiture); and

(ii)       if the Service of an Award Recipient is terminated prior to the vesting date of a Restricted Stock Award on account of death or Disability, any unvested Shares with a vesting date that is during the period of six (6) months beginning on the date of termination of Service shall become vested on the date of termination of Service and any remaining unvested Shares shall be forfeited without consideration (other than a refund to the Award Recipient of an amount equal to the lesser of (A) the cash amount, if any, actually paid by the Award Recipient to the Company for the Shares being forfeited and (B) the Fair Market Value of such Shares on the date of forfeiture).

8.3          Performance-Based Restricted Stock Awards.

(a)         If the Committee determines that a Restricted Stock Award shall be a Performance-Based Restricted Stock Award, at the time of grant of the award, the Committee shall establish one or more Performance Goals, the attainment of which shall be a condition to the vesting and/or retention of the related Shares. The Performance Goals shall be selected from among the following:

(i)        earnings per share;

(ii)       total or net revenue;

(iii)      revenue growth;

(iv)      operating income;

(v)       net operating income after tax;

(vi)      pre-tax or after-tax income;

(vii)     cash flow;

(viii)    cash flow per share;

(ix)       net income;

(x)        EBIT;

(xi)       EBITDA;

(xii)     adjusted EBITDA;

(xiii)    profit growth;

(xiv)     return on equity;

(xv)      return on assets;

(xvi)     return on capital employed;

(xvii)    economic value added (or an equivalent metric);

(xviii)   core earnings;

(xix)    book value;

(xx)     share price performance or other measures of equity valuation;

(xxi)    other earnings criteria or profit-related return ratios;

(xxii)    total shareholder return;

(xxiii)    market share;

(xxiv)    expense levels;

(xxv)     working capital levels;

(xxvi)    strategic business objectives, consisting of one or more objectives based on meeting specified cost, profit, operating profit, sales, revenue, cash or cash generation targets or measures, or goals, including those relating to business expansion, business development, acquisitions or divestitures;

(xxvii)       except in the case of a Covered Employee, any other performance criteria established by the Committee; or

(xxviii)       any combination of (i) through (xxvii) above.

Performance Goals may be established on the basis of reported earnings or cash earnings, and consolidated results or the results of a business segment or individual business unit and may, in the discretion of the Committee, include or exclude certain items, including the operations or results of a business segment or individual business unit and/or the results of discontinued operations. Each Performance Goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal or external targets, the past performance of the Company (or individual business segments or units) and/or the past or current performance of other companies. Performance Goals need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria).

(b)          At the time it grants a Performance-Based Restricted Stock Award, the Committee shall establish a Performance Measurement Period for each Performance Goal. The Performance Measurement Period shall be the period over which the Performance Goal is measured and its attainment is determined. If the Committee establishes a Performance Goal but fails to specify a Performance Measurement Period, the Performance Measurement Period shall be:

(i)       if the Performance-Based Restricted Stock Award is granted during the first three months of the Company’s fiscal year, the fiscal year of the Company in which the Performance-Based Restricted Stock Award is granted; and

(ii)      in all other cases, the period of four (4) consecutive fiscal quarters of the Company that begins with the fiscal quarter in which the Performance-Based Restricted Stock Award is granted.

(c)          Within a reasonable period of time as shall be determined by the Committee following the end of each Performance Measurement Period, the Committee shall determine, on the basis of such evidence as it deems appropriate, whether the Performance Goals for such Performance Measurement Period have been attained and, if they have been obtained, shall certify such fact in writing.

(d)          If the Performance Goals for a Performance-Based Restricted Stock Award have been determined and certified by the Committee to have been attained:

(i)       if the relevant vesting date has occurred, the Committee shall cause the ownership of the Shares subject to such Restricted Stock Award, together with all dividends and other distributions with respect thereto that have been accumulated, to be transferred on the stock transfer records of the Company, free of any restrictive legend other than as may be required by applicable law, to the Award Recipient; and

(ii)      in all other cases, the Shares shall continue in their current status pending the occurrence of the relevant vesting date or forfeiture of the Shares.

If any one or more of the relevant Performance Goals have been determined by the Committee to not have been attained, all of the Shares subject to such Restricted Stock Award shall be forfeited without consideration (other than a refund to the Award Recipient of an amount equal to the lesser of (A) the cash amount, if any, actually paid by the Award Recipient to the Company for the Shares being forfeited and (B) the Fair Market Value of such Shares on the date of forfeiture).

(e)         If the Performance Goals for any Performance Measurement Period shall have been affected by special factors (including material changes in accounting policies or practices, material acquisitions or dispositions of property, or other unusual items) that in the Committee’s judgment should or should not be taken into account, in whole or in part, in the equitable administration of this Plan, the Committee may, for any purpose of this Plan, adjust such Performance Goals and make payments accordingly under this Plan; provided, however, that any adjustments made in accordance with or for the purposes of this Section 8.3(e) shall be disregarded for purposes of calculating the Performance Goals for a Performance-Based Restricted Stock Award to a Covered Employee if and to the extent that such adjustments would have the effect of increasing the amount of a Restricted Stock Award to such Covered Employee.

8.4          Dividend Rights. Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Notice, any dividends or distributions declared and paid with respect to Shares subject to the Restricted Stock Award, whether or not in cash, shall be held and accumulated for distribution at the same time and subject to the same terms and conditions as the underlying Shares.

8.5       Voting Rights. Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Notice, the Award Recipient shall have the right to direct the voting of the Shares subject to the Restricted Stock Award.

8.6       Tender and Other Offers. Each Award Recipient shall have the right to respond, or to direct the response, with respect to the Shares related to his or her Restricted Stock Award, to any tender offer, exchange offer, rights offer or other offer made to the holders of Shares. To the extent applicable, such a direction for any such Shares shall be given by completing and filing, with the inspector of elections, the trustee or such other person who shall be independent of the Company as the Committee shall designate in the direction, a written direction in the form and manner prescribed by the Committee. If no such direction is given, then the Shares shall not be tendered or the Award Recipient shall be deemed to not have participated in such exchange, rights or other offer, as the case may be.

8.7       Designation of Beneficiary. An Award Recipient may designate a Beneficiary to receive any unvested Shares that become available for distribution on the date of his or her death. Such designation (and any change or revocation of such designation) shall be made in writing in the form and manner prescribed by the Committee. In the event that the Beneficiary designated by an Award Recipient dies prior to the Award Recipient, or in the event that no Beneficiary has been designated, any vested Shares that become available for distribution on the Award Recipient’s death shall be paid to the executor or administrator of the Award Recipient’s estate, or if no such executor or administrator is appointed within such time as the Committee, in its sole discretion, shall deem reasonable, to the spouse or the descendants or blood relatives of such deceased person as the Committee may select.

8.8       Taxes. The Company or the Committee shall have the right to require any person entitled to receive Shares pursuant to a Restricted Stock Award to pay the amount of any tax which is required to be withheld with respect to such Shares, or, in lieu thereof, to retain, or to sell without notice, or the person receiving the Shares pursuant to the Restricted Stock Award may otherwise satisfy the tax withholding requirement by surrendering, a sufficient number of shares of the Company’s capital stock to cover the amount required to be withheld.

9.            PERFORMANCE-BASED CASH AWARDS.

9.1           In General. Performance-Based Cash Awards may be granted under this Plan as determined by the Committee from time to time, subject to the following terms and conditions:

(a)       Performance-Based Cash Awards Authorized. The Committee shall establish the terms of each Performance-Based Cash Award, including the cash amount payable pursuant thereto, the Performance-Based Cash Award Formula, the Performance Goal(s) and Performance Period. Performance-Based Cash Awards may be issued alone or in combination with Performance-Based Restricted Stock Awards.

(b)       Value of Performance-Based Cash Awards. The final value payable to the Participant in settlement of a Performance-Based Cash Award determined on the basis of the applicable Performance-Based Cash Award Formula will depend on the extent to which Performance Goals established by the Committee are attained within the applicable Performance Period established by the Committee.

9.2           Establishment of Performance Period, Performance Goals and Performance-Based Cash Award Formula. In granting each Performance-Based Cash Award, the Committee shall establish in writing the applicable Performance Period, Performance-Based Cash Award Formula and one or more Performance Goals which, when measured at the end of the Performance Period, shall determine on the basis of the Performance-Based Cash Award Formula the maximum value of the Performance-Based Cash Award payable to the Participant. Unless otherwise permitted in compliance with the requirements under Section 162(m) with respect to “performance-based compensation,” the Committee shall establish the Performance Goal(s) and Performance-Based Cash Award Formula applicable to each Performance-Based Cash Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable Performance Period or (b) the date on which 25% of the Performance Period has elapsed, and, in any event, at a time when the outcome of the Performance Goals remains substantially uncertain. Once established, the Performance Goals and Performance-Based Cash Award Formula shall not be changed during the Performance Period. The Performance Goals shall consist of one or more of the Performance Goals listed in Section 8.3(a). For all purposes of this Plan, including this Section 9 and Section 8 above, (a) Performance Goals shall have the same meanings as used in the Company’s financial statements, or, if such terms are not used in the Company’s financial statements, they shall have the meaning applied pursuant to generally accepted accounting principles, or as used generally in the industries in which the Company and its Subsidiaries operate, (b) Performance Goals may be calculated with respect to the Company, its Parent, if any, and each Subsidiary consolidated therewith for financial reporting purposes or such division or other business unit as may be selected by the Committee, and (c) Performance Goals may exclude the effect (whether positive or negative) of any change in accounting standards or any extraordinary, unusual or nonrecurring item, as determined by the Committee, occurring after the establishment of the Performance Goals; provided, however, no such adjustment shall made be if the exercise of such authority by the Committee would constitute the exercise of “impermissible discretion,” within the meaning of Treas. Reg. Section 1.162-27(e)(2)(iii), or would otherwise cause Performance-Based Restricted Stock Awards or Performance-Based Cash Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code and regulations thereunder to fail to so qualify as “performance-based compensation” under Section 162(m) of the Code and regulations thereunder. The Company shall notify each Participant granted a Performance-Based Cash Award of the terms of such Performance-Based Cash Award, including the Performance Period, Performance Goal(s) and Performance-Based Cash Award Formula.

9.3         Settlement of Performance-Based Cash Awards.

(a)       Determination of Final Value. As soon as practicable following the completion of the Performance Period applicable to a Performance-Based Cash Award, the Committee shall certify in writing the extent to which the applicable Performance Goals have been attained and the resulting final value of the Performance-Based Cash Award earned by the Participant and to be paid upon its settlement in accordance with the applicable Performance-Based Cash Award Formula.

(b)       Discretionary Adjustment. In its discretion, the Committee may, either at the time it grants a Performance Award or at any time thereafter, provide for the positive or negative adjustment of the Performance-Based Cash Award Formula applicable to a Performance-Based Cash Award granted to any Participant who is not a Covered Employee within the meaning of Section 162(m) to reflect such Participant’s individual performance or such other factors as the Committee may determine. The Committee may, in its discretion, decrease, but not increase, the value of a Performance-Based Cash Award that would otherwise be paid to a Covered Employee (including notwithstanding the attainment of any Performance Goal); provided, however, that no such reduction may result in an increase in the amount payable upon settlement of another Covered Employee’s Performance-Based Cash Award.

(c)       Effect of Leaves of Absence. Unless otherwise required by law, payment of the final value, if any, of a Performance-Based Cash Award held by a Participant who has taken in excess of thirty (30) days in leaves of absence during a Performance Period shall be prorated on the basis of the number of days of the Participant’s Service during the Performance Period during which the Participant was not on a leave of absence.

(d)       Notice to Participants. As soon as practicable following the Committee’s determination and certification in accordance with this Section 9.3, the Company shall notify each Participant of the determination of the Committee.

(e)       Payment in Settlement of Performance-Based Cash Awards. As soon as practicable following the Committee’s determination and certification in accordance with this Section 9.3, payment shall be made to each eligible Participant (or such Participant’s legal representative or other person who acquired the right to receive such payment by reason of the Participant’s death) of the final value of the Participant’s Performance-Based Cash Award. Payment of such amount shall be made in cash, Shares, or a combination thereof as determined by the Committee. Unless otherwise determined by the Committee, payment shall be made in a lump sum. In no event shall payment of a Performance-Based Cash Award be made later than the 15th day of the third month following the taxable year of the Participant in which the Participant has a legally binding right to the Performance-Based Cash Award.

(f)       Provisions Applicable to Payment in Shares. If payment is to be made in Shares, the number of such Shares shall be determined by dividing the final value of the Performance-Based Cash Award by the Fair Market Value of the Share of the applicable class of Common Stock. Shares issued in payment of any Performance Award may be fully vested and freely transferable Shares or may be Shares subject to vesting conditions as provided in Section 8.2. Any shares subject to vesting conditions shall be evidenced by an appropriate Award Agreement.

(g)       Transfers Prohibited. Prior to settlement in accordance with the provisions of the Plan, no Performance-Based Cash Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Performance-Based Cash Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such

Participant or the Participant’s guardian or legal representative.

10.       ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER. Subject to any required action by the shareholders of the Company, in the event any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or exchange of Common Stock or other securities, stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar corporate transaction or event, affects the Common Stock such that an adjustment is appropriate in the Committee’s discretion in order to prevent dilution or enlargement of the rights of Optionees and Award Recipients under this Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Common Stock or other securities deemed to be available thereafter for grants of Options and Restricted Stock Awards under this Plan in the aggregate to all eligible individuals and individually to any one eligible individual, (ii) the number and kind of shares of Common Stock or other securities that may be delivered or deliverable in respect of outstanding Options or Restricted Stock Awards, and (iii) the exercise price of Options. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Options, Restricted Stock Awards and Performance-Based Cash Awards (including, without limitation, cancellation of Options or Restricted Stock Awards in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution of Options or Restricted Stock Awards using stock of a successor or other Person) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Parent, Subsidiary or Affiliate of the Company, or the financial statements of the Company or any Parent, Subsidiary or Affiliate of the Company, or in response to changes in applicable laws, regulations, or accounting principles; provided, however, that any such adjustment to an Option, Performance-Based Restricted Stock Award or Performance-Based Cash Award granted to a Covered Employee with respect to the Company or its Parent, Subsidiaries or Affiliates shall conform to the requirements of Section 162(m) of the Code and the regulations thereunder then in effect. In addition, each such adjustment with respect to an Incentive Stock Option shall comply with the rules of Section 424(a) of the Code (or any successor provision), and in no event shall any adjustment be made which would cause any Incentive Stock Option granted hereunder to fail to constitute an “incentive stock option” as defined in Section 422 of the Code. The Committee’s determination shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of the Shares subject to an Option or Restricted Stock Award.

In the event of the proposed dissolution or liquidation of the Company, or in the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another Person, the Committee or the Board of Directors may determine, in its discretion, that (i) if any such transaction is effected in a manner that causes holders of Class A Common Stock or Class B Common Stock, as the case may be, to be entitled to receive stock or other securities in exchange for such shares, then, as a condition of such transaction, lawful and adequate provision shall be made whereby the provisions of this Plan and the Options granted hereunder shall thereafter be applicable, as nearly equivalent as may be practicable, in relation to any shares of stock or securities thereafter deliverable upon the exercise of any Option or (ii) the Option will terminate immediately prior to the consummation of such proposed transaction. The Committee or the Board of Directors may, in the exercise of its discretion in such instances, declare that any Option shall terminate as of a date fixed by the Committee or the Board of Directors and give each Optionee or Transferee, if applicable, the right to exercise his Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable; provided, however, that the Committee may, at any time prior to the consummation of such merger, consolidation or other business reorganization, direct that all, but not less than all, outstanding Options be cancelled as of the effective date of such merger, consolidation or other business reorganization in exchange for a cash payment per optioned Share equal to the excess (if any) of the value exchanged for an outstanding Share in such merger, consolidation or other business reorganization over the exercise price of the Option being cancelled.

Unless otherwise determined by the Committee or the Board of Directors, in the event of any merger, consolidation, or other business reorganization in which the Company is not the surviving entity, any Restricted Stock Award with respect to which Shares had been awarded to an Award Recipient shall be adjusted by allocating to the Award Recipient the amount of money, stock, securities or other property to be received by the other shareholders of record, and such money, stock, securities or other property shall be subject to the same terms and conditions of the Restricted Stock Award that applied to the Shares for which it has been exchanged.

Without limiting the generality of the foregoing, the existence of outstanding Options or Restricted Stock Awards granted under this Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issuance by the Company of debt securities or preferred stock that would rank senior to the Shares subject to outstanding Options or Restricted Stock Awards; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

11.       COMPLIANCE WITH CODE SECTION 162(m). It is the intent of the Company that Options granted to Covered Employees and Performance-Based Restricted Stock Awards and Performance-Based Cash Awards to Covered Employees shall constitute qualified “performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations thereunder, unless otherwise determined by the Committee at the time of grant of the Option, Restricted Stock Award or Performance-Based Cash Award. Accordingly, the applicable terms hereof, including the definition of “Covered Employee” and the provisions of Section 8.3 and Section 9, shall be interpreted in a manner consistent with Section 162(m) of the Code and the regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given person will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee as likely to be a Covered Employee with respect to a specified fiscal year. If any provision of this Plan or any Option Agreement, Award Notice relating to a Performance-Based Restricted Stock Award or notice relating to a Performance-Based Cash Award that is designated as intended to comply with Section 162(m) of the Code does not comply or is inconsistent with the requirements of Section 162(m) of the Code or the regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

12.       AMENDMENT AND TERMINATION OF THIS PLAN. The Board of Directors or the Committee may at any time and from time to time terminate, modify, suspend or amend this Plan, in whole or in part, provided, however, that no such termination, modification, suspension or amendment shall be effective without shareholder approval if such approval is required to comply with any applicable law or stock exchange rule. No termination, modification, suspension or amendment of this Plan shall, without the consent of an Optionee or Award Recipient, adversely affect his or her rights under any Option, Restricted Stock Award or Performance-Based Cash Award previously granted to the Optionee or Award Recipient, as the case may be. Notwithstanding any provision herein to the contrary, the Board of Directors or the Committee shall have broad authority to amend this Plan to take into account changes in applicable tax laws, securities laws, accounting rules and other applicable state and federal laws.

13.       CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued pursuant to the exercise of an Option or delivered with respect to any other award granted hereunder unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto or the grant of the award and the delivery of Shares with respect thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an Option, the grant of any other award or delivery of Shares with respect to an Option or any other award, the Company may require the Person exercising such Option or acquiring such Shares or award to represent and warrant at the time of any such exercise, grant or acquisition that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by applicable law. The Company shall not be required to deliver any Shares under this Plan prior to (i) the admission of such Shares to listing on any stock exchange on which Shares may then be listed, or (ii) the completion of such registration or other qualification under any state or federal law, rule or regulation as the Committee shall determine to be necessary or advisable.

14.       RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of shares of Class A Common Stock and Class B Common Stock as shall be sufficient to satisfy the requirements of this Plan. Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.

15.          STOCK OPTION AGREEMENT; AWARD NOTICE. Options shall be evidenced by written Stock Option Agreements and Restricted Stock Awards shall be evidenced by written Award Notices, each in such form as the Committee shall approve. The Company shall also provide notice, in such form as the Committee may approve, to each Participant granted a Performance-Based Cash Award of the terms of such Performance-Based Cash Award, including the Performance Period, Performance Goal(s) and Performance-Based Cash Award Formula.

The date of grant of an Option, Restricted Stock Award or Performance-Based Cash Award shall, for all purposes, be the date on which the Committee makes the determination to grant such Option, Restricted Stock Award or Performance-Based Cash Award, as the case may be, or, in each case, such later date as the Committee may specify. Notice of the determination shall be given to each Optionee or Award Recipient within a reasonable time after the date of grant.

16.         SHAREHOLDER APPROVAL. This Plan became effective upon the approval by the shareholders of the Company holding shares of the Common Stock representing a majority of the votes entitled to be cast on this Plan, as well as holders of a majority of the outstanding shares of the Class B Common Stock.

17.          OTHER PROVISIONS. The Stock Option Agreements, Award Notices and notices relating to Performance-Based Restricted Stock Awards authorized under this Plan may contain such other provisions, including, without limitation, restrictions upon the exercise of an Option or vesting of a Restricted Stock Award, as the Board of Directors or the Committee shall deem advisable; provided such provisions may not be inconsistent with the terms hereof. Any Stock Option Agreement with respect to an Incentive Stock Option shall contain such limitations and restrictions upon the exercise of the Incentive Stock Option as shall be necessary in order to cause such Option to constitute an “incentive stock option” as defined in Section 422 of the Code.

18.          INDEMNIFICATION OF COMMITTEE MEMBERS. In addition to such other rights of indemnification they may have as directors, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys’ fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal thereon, to which they or any of them may be a party by reason of any action taken or any failure to act under or in connection with this Plan or any Option or other award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for gross negligence or misconduct in the performance of his or her duties; provided that within sixty (60) days after institution of any such action, suit or proceeding a Committee member shall in writing offer the Company the opportunity, at the Company’s own expense, to handle and defend the same.

19.           NO OBLIGATION TO EXERCISE OPTION. The granting of an Option shall impose no obligation upon the Optionee to exercise such Option.

20.          WITHHOLDINGS; TAX MATTERS.

20.1       The Company shall have the right to deduct from all amounts paid by the Company in cash with respect to an Option under this Plan any taxes required by law to be withheld with respect to such Option. Where any Person is entitled to receive Shares pursuant to the exercise of an Option, the Company shall have the right to require such Person to pay to the Company the amount of any tax which the Company is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of Shares to cover the minimum amount required to be withheld. To the extent determined by the Committee and specified in the Stock Option Agreement, an Optionee shall have the right to direct the Company to satisfy the minimum required federal, state and local tax withholding by reducing the number of Shares subject to the Option (without issuance of such Shares to the Optionee) by a number equal to the quotient of (a) the total minimum amount of required tax withholding divided by (b) the excess of the Fair Market Value of a Share on the Option exercise date over the Option exercise price per Share.

20.2       If and to the extent permitted by the Committee and specified in an Award Notice for a Restricted Stock Award other than a Performance-Based Restricted Stock Award, an Award Recipient may be permitted or required to make an election under Section 83(b) of the Code to include the compensation related thereto in income for federal income tax purposes at the time of issuance of the Shares to such Award Recipient instead of at a subsequent vesting date. In such event, the Shares issued prior to their vesting date shall be issued in certificated form only, and the certificates therefor shall bear the following legend:

The [Class A Common Stock / Class B Common Stock] evidenced hereby is subject to the terms of a Restricted Stock Award agreement between BBX Capital, Inc. and [Name of Recipient] dated [Date] made pursuant to the terms of the BBX Capital, Inc. 2021 Incentive Plan, copies of which are on file at the executive offices of BBX Capital, Inc., and may not be sold, encumbered, hypothecated or otherwise transferred except in accordance with the terms of such Plan and Agreement.

or such other restrictive legend as the Committee, in its discretion, may specify.

In the event of the Award Recipient’s termination of Service prior to the relevant vesting date or forfeiture of the Shares for any other reason, the Award Recipient shall be required to return all forfeited Shares to the Company without consideration therefor (other than a refund to the Award Recipient of an amount equal to the lesser of (A) the cash amount, if any, actually paid by the Award Recipient to the Company for the Shares being forfeited and (B) the Fair Market Value of such Shares on the date of forfeiture).

21.          OTHER COMPENSATION PLANS. The adoption of this Plan shall not affect any other stock option or incentive or other compensation plans in effect for the Company or any Parent, Subsidiary or Affiliate of the Company, nor shall this Plan preclude the Company from establishing any other forms of incentive or other compensation for employees and directors of the Company or any Parent, Subsidiary or Affiliate of the Company, or for any other individual who performs services for the Company or any Parent, Subsidiary or Affiliate of the Company.

22.          SINGULAR, PLURAL; GENDER. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

23.          HEADINGS, ETC. NO PART OF PLAN. Headings of Articles and Sections hereof are inserted for convenience and reference only; they constitute no part of this Plan.

24.          SEVERABILITY. If any provision of this Plan is held to be invalid or unenforceable by a court of competent jurisdiction, then such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions of this Plan, and the provision held to be invalid or unenforceable shall be enforced as nearly as possible according to its original terms and intent to eliminate such invalidity or unenforceability.

BBX CAPITAL, INC.

Proxy

Class A Common Stock

ANNUAL MEETING OF SHAREHOLDERS OF

BBX CAPITAL, INC.

May 17, 2022

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Brett Sheppard and David Friedman, and each of them acting alone, with the power to appoint his substitute, proxy to represent the undersigned and vote as designated on the reverse all of the shares of Class A Common Stock of BBX Capital, Inc. held of record by the undersigned as of the close of business on April 8, 2022 at the Annual Meeting of Shareholders to be held on May 17, 2022 and at any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR ALL" OF THE DIRECTOR NOMINEES NAMED IN PROPOSAL 1 AND “FOR” PROPOSAL 2.

1. Election of twelve directors, each for a term expiring at the Company’s 2023 Annual Meeting of Shareholders.

NOMINEES:

Alan B. Levan

John E. Abdo

Jarett S. Levan

Seth M. Wise

Marcia Barry-Smith

Norman H. Becker

Andrew R. Cagnetta, Jr.

Steven M. Coldren

Gregory A. Haile

Willis N. Holcombe

Anthony P. Segreto

Neil Sterling

☐        FOR ALL NOMINEES

☐       WITHHOLD AUTHORITY

    FOR ALL NOMINEES

☐        FOR ALL EXCEPT

           (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the nominee's name(s) below.

____________________________

____________________________

2. Approval of an amendment to the BBX Capital, Inc. 2021 Incentive Plan to increase the number of shares of the Company’s Class A Common Stock available for grant under the plan from 900,000 shares to 1,700,000 shares, resulting in an increase in the total number of shares of the Company’s Class A Common Stock and Class B Common Stock available for grant under the plan from 1,200,000 shares to 2,000,000 shares.

☐       FOR

☐       AGAINST

☐       ABSTAIN

3. In his discretion, the proxy is authorized to vote upon such other matters as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR ALL" OF THE DIRECTOR NOMINEES NAMED IN PROPOSAL 1 AND “FOR” PROPOSAL 2.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder:___________________________ Date:_______ Signature of Shareholder:_____________________________ Date: ______

NOTE:	Please sign exactly as your name or names appear(s) on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

BBX CAPITAL, INC.

Proxy

Class B Common Stock

ANNUAL MEETING OF SHAREHOLDERS OF

BBX CAPITAL, INC.

May 17, 2022

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Brett Sheppard and David Friedman, and each of them acting alone, with the power to appoint his substitute, proxy to represent the undersigned and vote as designated on the reverse all of the shares of Class B Common Stock of BBX Capital, Inc. held of record by the undersigned as of the close of business on April 8, 2022 at the Annual Meeting of Shareholders to be held on May 17, 2022 and at any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR ALL” OF THE DIRECTOR NOMINEES NAMED IN PROPOSAL 1 AND “FOR” PROPOSAL 2.

1. Election of twelve directors, each for a term expiring at the Company’s 2022 Annual Meeting of Shareholders.

NOMINEES:

Alan B. Levan

John E. Abdo

Jarett S. Levan

Seth M. Wise

Marcia Barry-Smith

Norman H. Becker

Andrew R. Cagnetta, Jr.

Steven M. Coldren

Gregory A. Haile

Willis N. Holcombe

Anthony P. Segreto

Neil Sterling

☐        FOR ALL NOMINEES

☐        WITHHOLD AUTHORITY

      FOR ALL NOMINEES

☐        FOR ALL EXCEPT

     (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the nominee's name(s) below.

____________________________

____________________________

2. Approval of an amendment to the BBX Capital, Inc. 2021 Incentive Plan to increase the number of shares of the Company’s Class A Common Stock available for grant under the plan from 900,000 shares to1,700,000 shares, resulting in an increase in the total number of shares of the Company’s Class A Common Stock and Class B Common Stock available for grant under the plan from 1,200,000 shares to 2,000,000 shares.

☐       FOR

☐       AGAINST

☐       ABSTAIN

3. In his discretion, the proxy is authorized to vote upon such other matters as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR ALL" OF THE DIRECTOR NOMINEES NAMED IN PROPOSAL 1 AND “FOR” PROPOSAL 2.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder:___________________________ Date:_______ Signature of Shareholder:_____________________________ Date: ______

NOTE:	Please sign exactly as your name or names appear(s) on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.